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As filed with the Securities and Exchange Commission on March 26, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Apartment Investment and Management Company
AIMCO Properties, L.P.
(Exact name of co-registrant as specified in its charter)

Apartment Investment and Management Company—Maryland	Apartment Investment and Management Company—84-1259577
AIMCO Properties, L.P.—Delaware (State or other jurisdiction of incorporation or organization)	AIMCO Properties, L.P.—84-1275621 (I.R.S. Employer Identification Number)
4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado 80237 (303) 757-8101 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
Miles Cortez
Executive Vice President, General Counsel and Secretary
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
(303) 757-8101
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joseph A. Coco Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 (212) 735-3000	Jonathan L. Friedman Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)

Apartment Investment and Management Company:
Debt Securities(5)
Preferred Stock, par value $.01 per share(5)
Equity Stock, par value $.01 per share(5)
Class A Common Stock, par value $.01 per share(5)
Warrants(5)(6)
Guarantees(5)(7)	$1,000,000,000		$1,000,000,000

AIMCO Properties, L.P.:
Debt Securities	$0		$0

Total	$1,000,000,000		$1,000,000,000	$126,700

(1)
The aggregate initial offering price of the securities registered hereby will not exceed $1,000,000,000. Such amount represents the principal amount of any debt securities issued at their principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the liquidation preference (or, if different, the issue price) of any preferred stock, the issue price of any equity stock, Class A common stock or warrants and the exercise price of any warrants or convertible securities. Any securities registered hereunder may be sold separately, together as units with other securities registered hereunder, or upon exercise or conversion of any such securities.
(2)
Pursuant to Rule 429, the prospectus included in this registration statement also relates to $49,096,085 of debt securities, preferred stock, Class A common stock and warrants of Apartment Investment and Management Company, and $500,000,000 of debt securities of AIMCO Properties, L.P., which were previously registered in an earlier Registration Statement (No. 333-71452) filed on November 7, 2001. In the event any of such previously registered securities are offered prior to the effective date of this Registration Statement, they will not be included in the prospectus constituting a part hereof.
(3)
The proposed maximum offering price per unit will be determined, from time to time, by the registrants in connection with the offering of the securities hereunder.
(4)
Calculated pursuant to Rule 457(o) of the Securities Act, based on the maximum aggregate offering price of all the securities.
(5)
Subject to footnote (1), there is being registered hereunder an indeterminate principal amount of debt securities and guarantees in respect thereof, and an indeterminate number of shares of preferred stock, equity stock, and Class A common stock.
(6)
Represents warrants to purchase debt securities, preferred stock, equity stock or Class A common stock that may be issued by Apartment Investment and Management Company.
(7)
Represents guarantees by Apartment Investment and Management Company of debt securities of AIMCO Properties, L.P. No separate consideration will be received for any guarantee.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        The prospectus included in this Registration Statement is a combined prospectus that also relates to Apartment Investment and Management Company's and AIMCO Properties, L.P.'s Registration Statement on Form S-3 (No. 333-71452).

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED MARCH 26, 2004

PROSPECTUS

Apartment Investment and
Management Company

$1,049,096,085
Debt Securities
Preferred Stock
Equity Stock
Class A Common Stock
Warrants
Guarantees

AIMCO Properties, L.P.

$500,000,000
Debt Securities

        By this prospectus, we may offer debt securities of Apartment Investment and Management Company and AIMCO Properties, L.P., and preferred stock, equity stock, Class A common stock, warrants and guarantees of Apartment Investment and Management Company. We will provide the specific terms of these securities in supplements to this prospectus.

        You should carefully consider the matters discussed under "Risk Factors" set forth in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

, 2004

        You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

TABLE OF CONTENTS

AIMCO AND THE AIMCO OPERATING PARTNERSHIP
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF AIMCO DEBT SECURITIES
DESCRIPTION OF AIMCO OPERATING PARTNERSHIP DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF EQUITY STOCK
DESCRIPTION OF CLASS A COMMON STOCK
PROVISIONS OF MARYLAND LAW APPLICABLE TO PREFERRED STOCK, EQUITY STOCK AND CLASS A COMMON STOCK
DESCRIPTION OF OUTSTANDING CLASSES OF PREFERRED STOCK
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
CERTAIN FEDERAL INCOME TAXATION CONSIDERATIONS
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS

i

AIMCO AND THE AIMCO OPERATING PARTNERSHIP

        Apartment Investment and Management Company ("Aimco") is a Maryland corporation incorporated on January 10, 1994. Aimco is a self-administered and self-managed real estate investment trust (a "REIT") engaged in the acquisition, ownership, management and redevelopment of apartment properties. As of December 31, 2003, we owned or managed a portfolio of 1,629 apartment properties (individually a "property" and collectively the "properties") containing 287,560 apartment units located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, as of December 31, 2003, we were the largest REIT owner and operator of multifamily apartment properties in the United States. Our portfolio includes garden style, mid-rise and high-rise properties and we serve approximately one million residents per year.

        We own an equity interest in and consolidate the majority of the properties in our owned real estate portfolio. These properties represent the consolidated real estate holdings in our financial statements, or consolidated properties. In addition, we have an equity interest in but do not consolidate certain properties that are accounted for under the equity method. These properties represent the investment in unconsolidated real estate partnerships in our financial statements, or unconsolidated properties. Additionally, we manage (both property and asset) but do not own an equity interest in other properties, although in certain cases we may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund. The equity holdings and managed properties are as follows as of December 31, 2003:

	Total Portfolio
	Properties	Units
Consolidated properties	679	174,172
Unconsolidated properties	441	62,823
Property managed for third parties	96	11,137
Asset managed for third parties	413	39,428

Total	1,629	287,560

        We own a majority of the ownership interests in AIMCO Properties, L.P., a Delaware limited partnership (the "Aimco Operating Partnership"). Through our wholly owned subsidiaries, AIMCO-GP, Inc. and AIMCO-LP, Inc., we held approximately an 89% interest in the common partnership units and equivalents of the Aimco Operating Partnership as of December 31, 2003. We conduct substantially all of our business and own substantially all of our assets through the Aimco Operating Partnership. Except as the context otherwise requires, "we," "our," "us" and the "Company" refer to Aimco, the Aimco Operating Partnership and Aimco's consolidated corporate subsidiaries and consolidated real estate partnerships, collectively.

        Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned or managed properties from 132 properties with 29,343 apartment units to 1,629 properties with 287,560 apartment units as of December 31, 2003. These acquisitions have included purchases of properties and interests in entities that own or manage properties, as well as corporate mergers.

        Our principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 and our telephone number is (303) 757-8101. Our website is located at www.aimco.com; the information available on our website is not incorporated into this prospectus supplement.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness, the financing of future acquisitions (which may include acquisitions of real properties, interests therein or real estate-related securities) and the financing of improvements or expansion of properties. Pending the use thereof, we intend to invest any net proceeds in short-term, interest-bearing securities. We will not receive any proceeds from the registered resale of any securities under this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below reflects Aimco's ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for each of the five years ended December 31, 2003, 2002, 2001, 2000 and 1999. The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and partnership preferred unit distributions for the Aimco Operating Partnership are the same as the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends, respectively, for such periods.

	For the Year Ended December 31,
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges(1)	1.34	1.66	1.67	1.57	2.36
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	1.08	1.31	1.29	1.26	1.68

(1)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income from continuing operations before minority interests and taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership) and amortization of previously capitalized interest; and "fixed charges" consists of interest expense (including amortization of loan costs), interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership.

(2)
The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, "earnings" consists of income before minority interests and taxes (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends or distributions from operations received) plus fixed charges (other than any interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership) and amortization of previously capitalized interest; "fixed charges" consists of interest expense (including amortization of loan costs), interest which has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership; and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

DESCRIPTION OF AIMCO DEBT SECURITIES

General

        The following description sets forth certain general terms and provisions of the debt securities of Aimco. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to such securities will be described in the prospectus supplement.

        The debt securities of Aimco may be issued, from time to time, in one or more series, and will constitute either senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be issued from time to time under an indenture to be entered into between Aimco and a trustee to be named in the applicable prospectus supplement. Forms of these indentures are filed as exhibits to the Registration Statement that includes this prospectus. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). Capitalized terms used in this section that are not defined in this prospectus are defined in the indenture to which they relate. The statements made under this heading about the debt securities and the indentures are summaries of their material provisions and are not complete. These statements are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the debt securities, including definitions of certain terms.

        The debt securities will be direct, unsecured obligations of Aimco. The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that such debt securities may be issued thereunder from time to time in one or more series. Under the indentures, Aimco will have the ability to issue debt securities with terms different from those of debt securities previously issued by it, without the consent of the holders of such previously issued series of debt securities, in an aggregate principal amount determined by Aimco.

        The applicable prospectus supplement or prospectus supplements relating to any senior subordinated debt securities or subordinated debt securities will set forth the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by the terms of such debt securities would be senior to such debt securities and any limitation on the issuance of additional senior indebtedness.

        Debt securities may be issued and sold at a discount below their principal amount. Special United States Federal income tax considerations applicable to debt securities, including securities issued with original issue discount, will be described in more detail in any applicable prospectus supplement. Even if debt securities are not issued at a discount below their principal amount, such debt securities may, for United States Federal income tax purposes, be deemed to have been issued with original issue discount because of certain interest payment characteristics, as set forth in any applicable prospectus supplement. In addition, special United States Federal tax considerations or other restrictions or terms applicable to any debt securities offered exclusively to United States aliens or denominated in a currency other than United States dollars will be set forth in a prospectus supplement relating thereto.

        Below is a description of some general terms of Aimco's debt securities that may be specified in a prospectus supplement. You should read the prospectus supplement for a description of the debt securities being offered, including:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary with respect to such temporary or permanent global security and whether, and the circumstances under which, beneficial owners of interests in any such temporary or permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

  •
  the price or prices at which the debt securities will be issued;

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  the date or dates on which the principal of the debt securities is payable or the method of determination thereof;

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  the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such debt securities will be payable and the place or places where such debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;

  •
  the dates, if any, on which any interest on the debt securities will be payable, and the regular record date for any interest payable on any debt securities;

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  the right or obligation, if any, of Aimco to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

  •
  whether such debt securities are convertible or exchangeable into other debt securities or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

  •
  any terms applicable to such debt securities which are issued at a discount, including the issue price thereof and the rate or rates at which original issue discount will accrue;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

  •
  any special United States Federal income tax considerations applicable to the debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indenture.

        The applicable prospectus supplement will also describe the following terms of any series of senior subordinated debt securities or subordinated debt securities offered hereby:

  •
  the rights, if any, to defer payments of interest on such series of debt securities by extending the interest payment period, and the duration of such extensions;

  •
  the subordination terms of such series of debt securities; and

  •
  any special provisions for the payment of additional amounts with respect to the debt securities.

        Since the operations of Aimco are currently conducted principally through its subsidiaries, Aimco's cash flow and its consequent ability to service debt, including the debt securities, will depend, in large part, upon the earnings of its subsidiaries and the distribution of those earnings to Aimco, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to Aimco by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of Aimco to receive assets of any of the subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that Aimco is recognized as a creditor of such subsidiary, in which case the claims of Aimco would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Aimco.

Conversion or Exchange

        No series of debt securities that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

Form, Exchange, Registration and Transfer

        A series of debt securities may be issued solely as registered debt securities. A series of debt securities may be issuable in whole or in part in the form of one or more global debt securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, debt securities will be issuable in denominations of $1,000 and integral multiples thereof. Any series of debt securities will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

        Debt securities may be presented for exchange as provided above and, unless otherwise indicated in the applicable prospectus supplement, may be presented for registration of transfer, at the office or agency of Aimco designated as registrar or co-registrar with respect to such series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by Aimco upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Aimco intends initially to appoint the trustee for the particular series of debt securities as the registrar for such debt securities and the name of any different or additional registrar designated by Aimco with respect to the debt securities will be included in the prospectus supplement relating thereto. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by Aimco with respect to any series of debt securities, Aimco may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Aimco will be required to maintain a transfer agent in the Borough of Manhattan, the City of New York. Aimco may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any partial redemption of any series of debt securities, Aimco will not be required to (i) issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, and interest, if any, on, debt securities will be made at the office of such paying agent or paying agents as Aimco may designate from time to time, except that, at the option of Aimco, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

        Unless otherwise indicated in the applicable prospectus supplement, the trustee for the debt securities being offered will be designated as Aimco's sole paying agent for payments with respect to such debt securities. Any other paying agents initially designated by Aimco for the debt securities being offered will be named in the applicable prospectus supplement. Aimco may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Aimco will be required to maintain a paying agent in the Borough of Manhattan, The City of New York.

        All moneys paid by Aimco to a paying agent for the payment of principal of, or interest, if any, on, any debt security that remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Aimco, and the holder of such debt security or any coupon will thereafter look only to Aimco for payment thereof.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable prospectus supplement. A global debt security may be issued only in registered form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for such debt security or to a nominee or successor of such depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for definitive debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on such global debt security and the specific terms of the depositary arrangement with respect to such global debt security.

Mergers and Sales of Assets

        Aimco may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than Aimco) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of Aimco under the debt securities and the indenture, and (ii) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the indenture. Upon the assumption of Aimco's obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, Aimco shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

        Each indenture provides that, if an event of default specified therein shall have occurred and be continuing, with respect to each series of debt securities outstanding thereunder, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or, if any of the debt securities of such series were issued at a discount, such portion of the principal amount of such debt securities as may be specified by the terms thereof) of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

        Under each indenture, an event of default is defined as, with respect to each series of debt securities outstanding thereunder, any of the following:

  •
  default in payment of the principal of any debt securities of such series;

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  default in payment of any interest on any debt securities of such series when due, continuing for 30 days (or 60 days, in the case of senior subordinated debt securities or subordinated debt securities);

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  default by Aimco in compliance with other agreements in the debt securities of such series or the indenture relating to the debt securities of such series upon the receipt of notice of such default given by the trustee for such debt securities or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series and Aimco's failure to cure such default within 60 days after receipt of such notice;

  •
  certain events of bankruptcy or insolvency; and

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  any other event of default set forth in an applicable prospectus supplement with respect to the debt securities of such series.

        The trustee shall give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided, that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

        The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or such debt securities, unless:

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  such holder shall have previously given the trustee written notice of a continuing event of default with respect to the debt securities of such series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee to pursue such remedy;

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  such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

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  the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and

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  the trustee shall have failed to comply with the request within such 60-day period.

        Notwithstanding the foregoing, the right of any holder of debt securities to receive payment of the principal of and interest in respect of such debt securities on the date specified in such debt securities as the fixed date on which an amount equal to the principal of such debt securities or an installment of principal thereof or interest thereon is due and payable (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (i) any default in any payment of the principal of, or interest on, any debt securities of such series or (ii) any default in respect of certain covenants or provisions in the indenture that may not be modified without the consent of the holder of each of the outstanding debt securities of such series affected as described in "Modification and Waiver" below.

        Each indenture provides that Aimco shall deliver to the trustee within 120 days after the end of each fiscal year of Aimco an officers' certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

        Aimco and the trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

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  to add to the covenants, agreements and obligations of Aimco for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the indenture upon Aimco;

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  to evidence the succession of another corporation, partnership or other entity to Aimco and the assumption by such corporation, partnership or other entity of the obligations of Aimco under the indenture and the debt securities;

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  to establish the form or terms of debt securities of any series as permitted by the indenture;

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  to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

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  to cure any ambiguity, defect or inconsistency;

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  to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that any such addition, change or elimination does not (i) apply to any debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) modify the rights of the holder of any such debt securities with respect to such provision;

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  to secure the debt securities; or

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  to make any other change that does not adversely affect the rights of any holder of debt securities.

        Each indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by such supplemental indenture, Aimco and the trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture will, without the consent of the holder of each such outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security or any premium payable upon redemption or repurchase thereof, or reduce the amount of principal of any debt security that was issued at a discount and that would be due and payable upon declaration of acceleration of maturity thereof;

  •
  reduce the principal amount of, or the rate of interest on, any such debt security;

  •
  change the place or currency of payment of principal or interest, if any, on any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the above-stated percentage of holders of debt securities of any series necessary to modify or amend the indenture for such debt securities;

  •
  modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

  •
  in the case of senior subordinated debt securities or subordinated debt securities, amend or modify any of the provisions of such indenture relating to subordination of the debt securities in any manner adverse to the holders of such debt securities.

        Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by Aimco with certain of the restrictive covenants described above with respect to the debt securities of such series.

Discharge and Defeasance

        Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that Aimco may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of such series or depositing with the trustee, after such outstanding debt securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding debt securities of such series and paying all other sums payable under the indenture with respect to such series.

        In addition, unless otherwise indicated in the applicable prospectus supplement, each indenture provides that Aimco,

  •
  shall be discharged from its obligations in respect of the debt securities of such series ("defeasance and discharge"), or

  •
  may cease to comply with certain restrictive covenants ("covenant defeasance"), including those described under "Mergers and Sales of Assets," and any such cessation shall not be an event of default with respect to the debt securities of such series.

        In each case, at any time prior to the stated maturity or redemption thereof, when Aimco has irrevocably deposited with the trustee, in trust,

  •
  sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities of such series, or

  •
  such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government of the United States and that are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to stated maturity (or redemption) on, the debt securities of such series.

        Upon such defeasance and discharge, the holders of the debt securities of such series shall no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series and replacement of lost, stolen or mutilated debt securities and shall look only to such deposited funds or obligations for payment. In addition, under present law such defeasance and discharge is likely to be treated as a redemption of the debt securities of that series prior to maturity in exchange for such money or United States government obligations. In that event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of such money and the fair market value of the United States government obligations deemed received and such holder's tax basis in the debt securities deemed surrendered. Thereafter, each holder would likely be treated as if such holder held an undivided interest in the money (or investments made therewith) or the United States government obligations (or investments made with interest received therefrom), would generally be subject to tax liability in respect of interest income and/or original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of such assets or obligations. Although tax might be owed, the holder of a defeased debt security would not receive any cash until the maturity or an earlier redemption of the debt security (except for current payments of interest on the debt securities of that issue). Such tax treatment could affect the purchase price that a holder would receive upon the sale of the debt securities. Holders are urged to consult their tax advisors with respect to the tax treatment of defeasance of any debt securities.

The Trustees

        The trustee for any debt securities will be named in the applicable prospectus supplement. Each trustee will be permitted to engage in other transactions with Aimco and each of its subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF AIMCO OPERATING PARTNERSHIP DEBT SECURITIES

General

        The following description sets forth certain general terms and provisions of the debt securities of the Aimco Operating Partnership to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

        The debt securities may be issued by the Aimco Operating Partnership, from time to time, in one or more series, and will constitute either senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be issued under an indenture to be entered into among the Aimco Operating Partnership, Aimco (as guarantor, if applicable) and a trustee to be named in the applicable prospectus supplement. Forms of these indentures are filed as exhibits to the Registration Statement that include this prospectus. The indentures will be subject to and governed by the TIA. Capitalized terms used in this section that are not defined in this prospectus are defined in the indenture to which they relate. The statements made under this heading about the debt securities and the indentures are summaries of their material provisions and are not complete. These statements are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the debt securities, including the definitions of certain terms.

        The debt securities issued by the Aimco Operating Partnership will not be convertible. Aimco will fully and unconditionally guarantee the payment obligations on all debt securities issued by the Aimco Operating Partnership unless, at the time of sale, at least one nationally recognized statistical rating organization (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934) has rated such debt securities in one of its generic rating categories which signifies investment grade.

        The debt securities will be direct, unsecured obligations of the Aimco Operating Partnership. The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that such debt securities may be issued thereunder from time to time in one or more series. Under the indentures, the Aimco Operating Partnership will have the ability to issue debt securities with terms different from those of debt securities previously issued by it, without the consent of the holders of such previously issued series of debt securities, in an aggregate principal amount determined by the Aimco Operating Partnership.

        The applicable prospectus supplement or prospectus supplements relating to any senior subordinated debt securities or subordinated debt securities will set forth the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by the terms of such debt securities would be senior to such debt securities and any limitation on the issuance of additional senior indebtedness.

        Debt securities may be issued and sold at a discount below their principal amount. Special United States Federal income tax considerations applicable to debt securities, including debt securities issued with original issue discount, will be described in more detail in any applicable prospectus supplement. Even if debt securities are not issued at a discount below their principal amount, such debt securities may, for United States Federal income tax purposes, be deemed to have been issued with original issue discount because of certain interest payment characteristics, as set forth in any applicable prospectus supplement. In addition, special United States Federal tax considerations or other restrictions or terms applicable to any debt securities offered exclusively to United States aliens or denominated in a currency other than United States dollars will be set forth in a prospectus supplement relating thereto.

        Below is a description of some general terms of the Aimco Operating Partnership's debt securities which may be specified in a prospectus supplement. You should read the prospectus supplement for a description of the debt securities being offered, including:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary with respect to such temporary or permanent global debt security and whether, and the circumstances under which, beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

  •
  the price or prices at which the debt securities will be issued;

  •
  the date or dates on which the principal of the debt securities is payable or the method of determination thereof;

  •
  the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such debt securities will be payable and the place or places where such debt securities may be presented for transfer;

  •
  the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;

  •
  the dates, if any, on which any interest on the debt securities will be payable, and the regular record date for any interest payable on any debt securities;

  •
  the right or obligation, if any, of the Aimco Operating Partnership to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

  •
  any terms applicable to such debt securities which are issued at a discount, including the issue price thereof and the rate or rates at which original issue discount will accrue;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

  •
  any special United States Federal income tax considerations applicable to the debt securities;

  •
  whether the debt securities will be guaranteed by Aimco and the terms of any such guarantee; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indenture.

        The applicable prospectus supplement will also describe the following terms of any series of senior subordinated debt securities or subordinated debt securities offered hereby:

  •
  the rights, if any, to defer payments of interest on such series of debt securities by extending the interest payment period, and the duration of such extensions;

  •
  the subordination terms of such series of debt securities; and

  •
  any special provisions for the payment of additional amounts with respect to the debt securities.

        Since the operations of the Aimco Operating Partnership are currently conducted principally through its subsidiaries, the Aimco Operating Partnership's cash flow and its consequent ability to service debt, including the debt securities, will be dependent, in large part, upon the earnings of the subsidiaries and the distribution of those earnings to the Aimco Operating Partnership, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to the Aimco Operating Partnership by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of the Aimco Operating Partnership to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Aimco Operating Partnership is recognized as a creditor of such subsidiary, in which case the claims of the Aimco Operating Partnership would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Aimco Operating Partnership.

Form, Exchange, Registration and Transfer

        A series of debt securities may be issued solely as registered debt securities. A series of debt securities may be issuable in whole or in part in the form of one or more global debt securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, debt securities will be issuable in denominations of $1,000 and integral multiples thereof. Any series of debt securities will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

        Debt securities may be presented for exchange as provided above and, unless otherwise indicated in the applicable prospectus supplement, may be presented for registration of transfer, at the office or agency of the Aimco Operating Partnership designated as registrar or co-registrar with respect to such series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by the Aimco Operating Partnership upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Aimco Operating Partnership intends initially to appoint the trustee for the particular series of debt securities as the registrar for such debt securities and the name of any different or additional registrar designated by the Aimco Operating Partnership with respect to the debt securities will be included in the prospectus supplement relating thereto. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by the Aimco Operating Partnership with respect to any series of debt securities, the Aimco Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Aimco Operating Partnership will be required to maintain a transfer agent in the Borough of Manhattan, the City of New York. The Aimco Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any partial redemption of debt securities of any series, the Aimco Operating Partnership will not be required to (i) issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, and interest, if any, on, debt securities will be made at the office of such paying agent or paying agents as the Aimco Operating Partnership may designate from time to time, except that, at the option of the Aimco Operating Partnership, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

        Unless otherwise indicated in the applicable prospectus supplement, the trustee for the debt securities being offered will be designated as the Aimco Operating Partnership's sole paying agent for payments with respect to the debt securities. Any other paying agents initially designated by the Aimco Operating Partnership for the debt securities being offered will be named in the applicable prospectus supplement. The Aimco Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Aimco Operating Partnership will be required to maintain a paying agent in the Borough of Manhattan, The City of New York.

        All moneys paid by the Aimco Operating Partnership to a paying agent for the payment of principal of, or interest, if any, on, any debt security that remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Aimco Operating Partnership, and the holder of such debt security or any coupon will thereafter look only to the Aimco Operating Partnership for payment thereof.

Guarantees

        If the Aimco Operating Partnership issues any debt securities that are rated below investment grade at the time of issuance, Aimco will fully and unconditionally guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, premium, if any, and interest on such debt securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantees relating to a series of debt securities will be set forth in the prospectus supplement relating to such debt securities.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable prospectus supplement. A global debt security may be issued only in registered form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for such debt security or to a nominee or successor of such depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for definitive debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on such global debt security and the specific terms of the depositary arrangement with respect to such global debt security.

Mergers and Sales of Assets

        The Aimco Operating Partnership may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than the Aimco Operating Partnership) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of the Aimco Operating Partnership under the debt securities and the indenture, and (ii) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the indenture. Upon the assumption of the Aimco Operating Partnership's obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, the Aimco Operating Partnership shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

        Each indenture provides that, if an event of default specified therein shall have occurred and be continuing, with respect to each series of debt securities outstanding thereunder, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or, if any of the debt securities of such series were issued at a discount, such portion of the principal amount of such debt securities as may be specified by the terms thereof) of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

        Under each indenture, an event of default is defined as, with respect to each series of debt securities outstanding thereunder, any of the following:

  •
  default in payment of the principal of any debt securities of such series;

  •
  default in payment of any interest on any debt securities of such series when due, continuing for 30 days (or 60 days, in the case of senior subordinated debt securities or subordinated debt securities);

  •
  default by the Aimco Operating Partnership (or Aimco, in the case of a guarantee of such debt securities) in compliance with its other agreements in the debt securities of such series or the indenture relating to the debt securities of such series upon the receipt of notice of such default given by the trustee for such debt securities or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series and the failure of the Aimco Operating Partnership (or Aimco, in the case of a guarantee of such debt securities) to cure such default within 60 days after receipt of such notice;

  •
  certain events of bankruptcy or insolvency; and

  •
  any other event of default set forth in an applicable prospectus supplement with respect to the debt securities of such series.

        The trustee shall give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided, that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

        The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or such debt securities, unless:

  •
  such holder shall have previously given the trustee written notice of a continuing event of default with respect to the debt securities of such series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee to pursue such remedy;

  •
  such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

  •
  the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and

  •
  the trustee shall have failed to comply with the request within such 60-day period.

        Notwithstanding the foregoing, the right of any holder of debt securities to receive payment of the principal of and interest in respect of such debt securities on the date specified in such debt securities as the fixed date on which an amount equal to the principal of such debt securities or an installment of principal thereof or interest thereon is due and payable (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (i) any default in any payment of the principal of, or interest on, any debt securities of such series or (ii) any default in respect of certain covenants or provisions in the indenture that may not be modified without the consent of the holder of each of the outstanding debt securities of such series affected as described in "Modification and Waiver" below.

        Each indenture provides that the Aimco Operating Partnership shall deliver to the trustee within 120 days after the end of each fiscal year of the Aimco Operating Partnership an officers' certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

        The Aimco Operating Partnership and the trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

  •
  to add to the covenants, agreements and obligations of the Aimco Operating Partnership for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the indenture upon the Aimco Operating Partnership;

  •
  to evidence the succession of another corporation, partnership or other entity to the Aimco Operating Partnership and the assumption by such corporation, partnership or other entity on of the obligations of the Aimco Operating Partnership under the indenture and the debt securities;

  •
  to establish the form or terms of debt securities of any series as permitted by the indenture;

  •
  to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that any such addition, change or elimination does not (i) apply to any debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) modify the rights of the holder of any such debt securities with respect to such provision;

  •
  to secure the debt securities; or

  •
  to make any other change that does not adversely affect the rights of any holder of debt securities.

        Each indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by such supplemental indenture, the Aimco Operating Partnership and the trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture will, without the consent of the holder of each such outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security or any premium payable upon redemption or repurchase thereof, or reduce the amount of principal of any debt security that was issued at a discount and that would be due and payable upon declaration of acceleration of maturity thereof;

  •
  reduce the principal amount of, or the rate of interest on, any such debt security;

  •
  change the place or currency of payment of principal or interest, if any, on any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the above-stated percentage of holders of debt securities of any series necessary to modify or amend the indenture for such debt securities;

  •
  modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

  •
  in the case of senior subordinated debt securities or subordinated debt securities, amend or modify any of the provisions of such indenture relating to subordination of the debt securities in any manner adverse to the holders of such debt securities.

        Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by the Aimco Operating Partnership with certain of the restrictive covenants described above with respect to the debt securities of such series.

Discharge and Defeasance

        Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that the Aimco Operating Partnership may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of such series or depositing with the trustee, after such outstanding debt securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding debt securities of such series and paying all other sums payable under the indenture with respect to such series.

        In addition, unless otherwise indicated in the applicable prospectus supplement, each indenture provides that the Aimco Operating Partnership,

  •
  shall be discharged from its obligations in respect of the debt securities of such series ("defeasance and discharge"), or

  •
  may cease to comply with certain restrictive covenants ("covenant defeasance"), including those described under "Mergers and Sales of Assets," and any such cessation shall not be an event of default with respect to the debt securities of such series.

        In each case, at any time prior to the stated maturity or redemption thereof, when the Aimco Operating Partnership has irrevocably deposited with the trustee, in trust,

  •
  sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities of such series, or

  •
  such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government of the United States and that are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to stated maturity (or redemption) on, the debt securities of such series.

        Upon such defeasance and discharge, the holders of the debt securities of such series shall no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series and replacement of lost, stolen or mutilated debt securities and shall look only to such deposited funds or obligations for payment. In addition, under present law such defeasance and discharge is likely to be treated as a redemption of the debt securities of that series prior to maturity in exchange for such money or United States government obligations. In that event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of such money and the fair market value of the United States government obligations deemed received and such holder's tax basis in the debt securities deemed surrendered. Thereafter, each holder would likely be treated as if such holder held an undivided interest in the money (or investments made therewith) or the United States government obligations (or investments made with interest received therefrom), would generally be subject to tax liability in respect of interest income and/or original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of such assets or obligations. Although tax might be owed, the holder of a defeased debt security would not receive any cash until the maturity or an earlier redemption of the debt security (except for current payments of interest on the debt securities of that issue). Such tax treatment could affect the purchase price that a holder would receive upon the sale of the debt securities. Holders are urged to consult their tax advisors with respect to the tax treatment of defeasance of any debt securities.

The Trustees

        The trustee for any debt securities will be named in the applicable prospectus supplement. Each trustee will be permitted to engage in other transactions with the Aimco Operating Partnership and each of its subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF PREFERRED STOCK

General

        Under its charter, Aimco may issue, from time to time, shares of one or more classes or series of preferred stock, par value $0.01 per share. The following description sets forth certain general terms and provisions of the preferred stock. The particular terms of any class or series of preferred stock offered by any prospectus supplement, and the extent, if any, to which these general provisions may apply to the class or series of preferred stock so offered will be described in the prospectus supplement. The following summary of the material provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, articles supplementary relating to a specific class or series of preferred stock, which will be in the form filed as an exhibit to or incorporated by reference in the Registration Statement that includes this prospectus at or prior to the time of issuance of such series of preferred stock.

        As of March 25, 2004, Aimco's charter authorized the issuance of 510,587,500 shares of capital stock, of which 73,624,762 shares were classified as preferred stock. See "Description of Outstanding Classes of Preferred Stock." The Board of Directors of Aimco is authorized to issue shares of preferred stock, in one or more classes or series, and may classify and reclassify any of its unissued capital stock into shares of preferred stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock including, but not limited to, ownership restrictions consistent with the ownership limit with respect to each class or series of capital stock, and the number of shares constituting each class or series, and to increase or decrease the number of shares of any such class or series, to the extent permitted by the Maryland General Corporation Law and Aimco's charter.

        The Aimco Board of Directors is authorized to determine for each class or series of preferred stock, and the prospectus supplement will set forth with respect to each class or series that may be issued and sold pursuant hereto:

  •
  the designation of such shares and the number of shares that constitute such class or series;

  •
  the dividend rate (or the method of calculation thereof), if any, on the shares of such class or series and the priority as to payment of dividends with respect to other classes or series of capital stock of Aimco;

  •
  the dividend periods (or the method of calculation thereof);

  •
  the voting rights of the shares;

  •
  the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Aimco and any other rights of the shares of such class or series upon any liquidation or winding up of Aimco;

  •
  whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Aimco;

  •
  whether and on what terms the shares of such class or series will be convertible into or exchangeable for other debt or equity securities of Aimco;

  •
  whether the shares of such class or series of preferred stock will be listed on a securities exchange;

  •
  any special United States federal income tax considerations applicable to such class or series of preferred stock; and

  •
  the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such class or series of preferred stock not inconsistent with Aimco's charter and Maryland law.

Convertibility

        No class or series of preferred stock that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

Dividends

        Holders of shares of preferred stock, are entitled to receive, when and as declared by Aimco's Board of Directors, out of funds legally available therefor, dividends payable at such dates and at such rates, if any, as set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, each class or series of preferred stock that may be issued and sold pursuant hereto will rank junior as to dividends to any class or series preferred stock that may be issued in the future that is expressly made senior as to dividends. If at any time Aimco has failed to pay accrued dividends on any such senior preferred stock at the time such dividends are payable, Aimco may not pay any dividend on junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until such accumulated but unpaid dividends on such senior preferred stock have been paid or set aside for payment in full by Aimco.

        Unless otherwise set forth herein or in the applicable prospectus supplement relating to any class or series of preferred stock that may be issued and sold pursuant hereto, no dividends (other than dividends payable in common stock, equity stock, or other capital stock ranking junior to the preferred stock of any class or series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon any common stock, equity stock, or any other capital stock of Aimco ranking junior to or on a parity with the preferred stock of such class or series as to dividends, nor shall any common stock, equity stock, or any other capital stock of Aimco ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Aimco (except by conversion into or exchange for other capital stock of Aimco ranking junior to the preferred stock of such series as to dividends and upon liquidation) unless:

  •
  if such class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; and

  •
  if such class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the preferred stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any junior or parity preferred stock, common stock or equity stock, may be converted into or exchanged for stock of Aimco ranking junior to the preferred stock as to dividends.

        The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

Redemption and Sinking Fund

        No class or series of preferred stock that may be issued and sold pursuant hereto will be redeemable or be entitled to receive the benefit of a sinking fund, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions thereof, including the dates and redemption prices of any such redemption, any conditions thereto, and any other redemption or sinking fund provisions.

Liquidation Rights

        Unless otherwise set forth herein or in the applicable prospectus supplement, in the event of any liquidation, dissolution or winding up of Aimco, the holders of shares of each class or series of preferred stock that may be issued and sold pursuant hereto are entitled to receive out of assets of Aimco available for distribution to stockholders, before any distribution of assets is made to holders of any other shares of preferred stock ranking junior to such class or series of preferred stock as to rights upon liquidation, dissolution or winding up, or holders of common stock or equity stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for such class or series of preferred stock plus any dividends accumulated and accrued but unpaid to the date of final distribution; but the holders of each class or series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of Aimco's capital stock ranking senior to such class or series of preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of Aimco, the amounts payable with respect to any class or series of preferred stock, and any other preferred stock ranking as to any such distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a class or series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of assets by Aimco. For these purposes, neither a consolidation or merger of Aimco with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of Aimco.

Voting Rights

        Holders of preferred stock that may be issued and sold pursuant hereto will not have any voting rights except as set forth below or in the applicable prospectus supplement or as otherwise from time to time required by law. Whenever dividends on any applicable class or series of preferred stock or any other class or series of stock ranking on a parity with the applicable class or series of preferred stock with respect to the payment of dividends shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such class or series of preferred stock (voting separately as a class with all other classes and series of preferred stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of Aimco at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such class or series of preferred stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such preferred stock shall terminate immediately upon the termination of the right of the holders of such preferred stock to vote for directors. Unless otherwise set forth in the applicable prospectus supplement, holders of shares of preferred stock that may be issued and sold pursuant hereto will have one vote for each share held.

        So long as any shares of any class or series of preferred stock remain outstanding, Aimco shall not, without the consent of holders of at least two-thirds of the shares of such class or series of preferred stock outstanding at the time, voting separately as a class with all other classes and series of preferred stock of Aimco upon which like voting rights have been conferred and are exercisable:

  •
  issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding preferred stock as to dividends or upon liquidation; or

  •
  amend, alter or repeal the provisions of Aimco's charter relating to such classes or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of preferred stock or the holders thereof;

provided, however, that any increase in the amount of the authorized common stock, equity stock, or preferred stock or any increase or decrease in the number of shares of any class or series of preferred stock, equity stock or the creation and issuance of other series of common stock, equity stock, or preferred stock ranking on a parity with or junior to preferred stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

Restrictions on Ownership and Transfer

        Preferred stock that may be issued and sold pursuant hereto will have restrictions on its ownership and transfer. See "Description of Outstanding Classes of Preferred Stock—Restrictions on Ownership and Transfer" for a description of these restrictions.

Miscellaneous

        The holders of preferred stock will have no preemptive rights. The preferred stock that may be issued and sold pursuant hereto, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of preferred stock redeemed or otherwise reacquired by Aimco shall resume the status of authorized and unissued shares of preferred stock undesignated as to class or series except as may be set forth in the applicable prospectus supplement, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on, and the redemption or repurchase of, any class or series of preferred stock may be restricted by loan agreements, indentures and other agreements entered into by Aimco. The accompanying prospectus supplement will describe any material contractual restrictions on such dividend payments.

No Other Rights

        The shares of a class or series of preferred stock that may be issued and sold pursuant hereto will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement or Aimco's charter or as otherwise required by law.

Transfer Agent and Registrar

        The transfer agent and registrar for each class or series of preferred stock that may be issued and sold pursuant hereto will be designated in the applicable prospectus supplement.

DESCRIPTION OF EQUITY STOCK

General

        Under its charter, Aimco may issue, from time to time, shares of one or more classes or series of equity stock, par value $0.01 per share. The following description sets forth certain general terms and provisions of the equity stock. The particular terms of any class or series of equity stock offered by any prospectus supplement, and the extent, if any, to which these general provisions may apply to the series of equity stock so offered will be described in the prospectus supplement. The following summary of the material provisions of the equity stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, articles supplementary relating to a specific class or series of equity stock, which will be in the form filed as an exhibit to or incorporated by reference in the Registration Statement which includes this prospectus at or prior to the time of issuance of such series of equity stock.

        As of March 25, 2004, Aimco's charter authorized the issuance of 510,587,500 shares of capital stock, of which no shares were classified as equity stock. The Board of Directors of Aimco is authorized to issue shares of equity stock, in one or more classes or subclasses, and may classify and reclassify any of its unissued capital stock into shares of equity stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock including, but not limited to, ownership restrictions consistent with the ownership limit with respect to each class or series of capital stock, and the number of shares constituting each class or series, and to increase or decrease the number of shares of any such class or series, to the extent permitted by the Maryland General Corporation Law and Aimco's charter.

        The Aimco Board of Directors is authorized to determine for each class or series of equity stock, and the prospectus supplement will set forth with respect to each class or series that may be issued and sold pursuant hereto:

  •
  the designation of such shares and the number of shares that constitute such class or series;

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  the number of shares of such class or series being offered, the liquidation rights and the offering price of the shares;

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  the dividend rate (or the method of calculation thereof), if any, on the shares of such class or series and its relative ranking as to payment of dividends with respect to other classes or series of capital stock of Aimco;

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  the dividend periods (or the method of calculation thereof);

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  the voting rights of the shares;

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  any rights of the shares of such class or series upon any liquidation or winding up of Aimco;

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  whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Aimco;

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  whether and on what terms the shares of such class or series will be convertible into or exchangeable for other debt or equity securities of Aimco;

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  whether the shares of such class or series of equity stock will be listed on a securities exchange;

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  any special United States federal income tax considerations applicable to such class or series of equity stock; and

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  the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such class or series of equity stock not inconsistent with Aimco's charter and Maryland law.

Ranking

        Unless otherwise specified in the applicable prospectus supplement, equity stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Aimco, rank on a parity with the Class A common stock, subject to any maximum or minimum distribution to holders of equity stock specified in the applicable prospectus supplement.

Convertibility

        The terms and conditions, if any, upon which shares of any class or series of equity stock are convertible into Class A common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of Class A common stock into which the equity stock is convertible, the conversion price (or manner of calculation), the conversion period, provisions as to whether conversion will be at Aimco's option or at the option of the holders of the equity stock or automatically upon the occurrence of certain events, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the class or series of equity stock.

Dividends

        Holders of shares of each class or series of equity stock will be entitled to receive, when, as and if declared by Aimco's Board of Directors, out funds legally available therefor, cash dividends at such dates and at such rates as set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock transfer books on the record dates fixed by Aimco's Board of Directors. Unless otherwise specified in the applicable prospectus supplement, dividends on equity stock will not be cumulative.

Redemption

        The shares of each class or series of equity stock will be subject to mandatory redemption or redemption at Aimco's option, in whole or in part, in each case, to the extent set forth in the applicable prospectus supplement. The applicable prospectus supplement will set forth the terms and conditions thereof, including the dates and redemption prices of any such redemption, any conditions thereto, and any other redemption provisions.

Liquidation Rights

        In the event of any liquidation, dissolution or winding up of Aimco, before Aimco makes any distribution or payment to the holders of the equity stock or any other class or series of Aimco's capital stock ranking junior to any class or series of preferred stock, the holders of each class or series of preferred stock will be entitled to receive out of Aimco's assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, plus an amount equal to all accrued and unpaid dividends (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of Aimco's remaining assets.

        If liquidating distributions have been made in full to all holders of preferred stock, Aimco's remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, including the equity stock, according to their respective rights and, in each case, according to their respective number of shares. For these purposes, neither a consolidation or merger of Aimco with another corporation nor a sale of securities shall be considered a liquidation, dissolution of winding up of Aimco.

        Unless otherwise specified in the applicable prospectus supplement, in the event of any liquidation, dissolution or winding up of Aimco, holders of the equity stock will rank on a parity with the holders of the Class A common stock, subject to any maximum or minimum distribution to holders of equity stock specified in the applicable prospectus supplement.

Voting Rights

        Unless otherwise specified in the applicable prospectus supplement, holders of the equity stock will vote with holders of the Class A common stock. No consent or approval of the holders of any series of equity stock will be required for the issuance from our authorized but unissued equity stock of other shares of any class or series of equity stock including shares of the same class or series of equity stock.

Restrictions on Ownership and Transfer

        Ownership of shares of each class or series of equity stock by any person is limited such that the sum of the aggregate value of all capital stock of Aimco owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Terry Considine) of the aggregate value of all outstanding shares of capital stock. Aimco's Board of Directors may upon appropriate evidence waive the ownership limit. Further, certain transfers which may have the effect of causing Aimco to lose its status as a REIT are void ab initio.

        Any person who acquires or attempts to acquire beneficial or constructive ownership of equity stock that will or may violate the ownership limit, or any person who would have owned equity stock except for the transfer of shares to the trust as described below, is required to give notice immediately to Aimco and provide Aimco with such other information as Aimco may request in order to determine the effect of such transfer on Aimco's status as a REIT.

        If any transfer of equity stock occurs that, if effective, would result in any person beneficially or constructively owning equity stock in excess or in violation of the ownership limit (a "Prohibited Transferee"), such shares of equity stock in excess of the ownership limit shall be automatically transferred to a trustee in his capacity as trustee of a trust for the exclusive benefit of one or more charitable beneficiaries designated by Aimco, and the Prohibited Transferee will generally have no rights in such shares, except upon sale of the shares by the trustee. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of equity stock held in the trust shall be issued and outstanding shares of Aimco. The Prohibited Transferee will not benefit economically from ownership of any shares of equity stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of equity stock held in the trust. The trustee will have all voting rights and rights to dividends with respect to shares of equity stock held in the trust, which rights shall be exercised for the benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to the discovery by Aimco that shares of equity stock have been transferred to the trustee will be repaid to Aimco upon demand, and any dividend or other distribution declared but unpaid with respect to such shares will be rescinded as void. Any dividend or distribution so disgorged or rescinded will be paid to the trustee and held in trust for the charitable beneficiaries.

        The trustee may sell the equity stock held in the trust to a person, designated by the trustee, whose ownership of the equity stock will not violate the ownership limit. Upon such sale, the interest of the charitable beneficiaries in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee and to the charitable beneficiary as described below. The Prohibited Transferee will receive the lesser of (i) the price paid by the Prohibited Transferee for the shares or if the Prohibited Transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any proceeds in excess of the amount payable to the Prohibited Transferee will be payable to the charitable beneficiaries.

        In addition, shares of equity stock held in the trust will be deemed to have been offered for sale to Aimco, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date Aimco or its designee accepts such offer.

        If Aimco's Board of Directors or a committee thereof determines that a transfer or proposed transfer of shares of equity stock violates or will violate the ownership limit or certain other provisions of Aimco's charter prohibiting transfers which may have the effect of causing Aimco to lose its REIT status, Aimco's Board of Directors or a committee thereof is empowered to take any action it deems advisable to refuse to give effect to or to prevent such transfer, including causing Aimco to redeem such shares at the then current market price on and on such other terms and conditions as Aimco's Board of Directors may determine (including by means of the issuance of long-term indebtedness for the purpose of such redemption) and demanding the repayment of any dividends received in respect of such shares. In addition, Aimco's Board of Directors may take such action as it determines to be advisable to maintain Aimco's status as a REIT, including reducing the ownership limit in the event of a change in law.

        Every owner of more than 5% (or such lesser percentage prescribed in regulations under the Code) of the outstanding shares of any class or series of equity stock, within 30 days after January 1 of each year, is required to give written notice to Aimco stating the name and address for such owner, the number of shares of that class or series of equity stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to Aimco such additional information as Aimco may request in order to determine the effect, if any, of such ownership on Aimco's status as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to Aimco such information as Aimco may request, in its sole discretion, in order to determine Aimco's status as a REIT and to comply with the requirements of any taxing authority or governmental agency to determine any such compliance or to ensure compliance with the ownership limit.

Miscellaneous

        The holders of equity stock will have no preemptive rights. The shares of equity stock will be, when issued, fully paid and nonassessable. Shares of equity stock redeemed or otherwise reacquired by Aimco shall resume the status of authorized and unissued shares of the applicable class or series of equity stock, and shall be available for subsequent issuance. Payment of dividends on, and the redemption or repurchase of, any class or series of equity stock may be restricted by loan agreements, indentures and other agreements entered into by Aimco. The accompanying prospectus supplement will describe any material contractual restrictions on such dividend payments.

No Other Rights

        The shares of a class or series of equity stock that may be issued and sold pursuant hereto will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement or Aimco's charter or as otherwise required by law.

Transfer Agent and Registrar

        The transfer agent and registrar for each class or series of equity stock that may be issued and sold pursuant hereto will be designated in the applicable prospectus supplement.

DESCRIPTION OF CLASS A COMMON STOCK

General

        As of March 25, 2004, Aimco's charter authorizes the issuance of up to 510,587,500 shares of capital stock with a par value of $.01 per share, of which 436,962,738 shares were classified as Class A common stock. As of March 5, 2004, there were 94,400,087 shares of Class A common stock issued and outstanding. The Class A common stock is traded on the NYSE under the symbol "AIV." Equiserve Trust Company, N.A. serves as transfer agent and registrar of the Class A common stock.

        Holders of the Class A common stock are entitled to receive dividends, when and as declared by Aimco's Board of Directors, out of funds legally available therefor. The holders of shares of Class A common stock, upon any liquidation, dissolution or winding up of Aimco, are entitled to receive ratably any assets remaining after payment in full of all liabilities of Aimco and any liquidation preferences of preferred stock and equity stock. The shares of Class A common stock possess ordinary voting rights for the election of directors of Aimco and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of Class A common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of Class A common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of Class A common stock do not have preemptive rights, which means they have no right to acquire any additional shares of Class A common stock that may be issued by Aimco at a subsequent date.

Restrictions on Ownership and Transfer

        For Aimco to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because Aimco's Board of Directors believes that it is essential for Aimco to continue to qualify as a REIT and to provide additional protection for Aimco's stockholders in the event of certain transactions, Aimco's Board of

Directors has adopted provisions of the charter restricting the acquisition of shares of Class A common stock.

        Subject to certain exceptions specified in the charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the outstanding shares of Class A common stock. For purposes of calculating the amount of stock owned by a given individual, the individual's Class A common stock and partnership common units ("OP Units") of the Aimco Operating Partnership are aggregated. Under certain conditions, Aimco's Board of Directors may waive the ownership limit. However, in no event may such holder's direct or indirect ownership of Class A common stock exceed 9.8% of the total outstanding shares of Class A common stock. As a condition of such waiver, the Aimco Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Aimco. If shares of Class A common stock in excess of the ownership limit, or shares of Class A common stock that would cause the REIT to be beneficially owned by fewer than 100 persons, or that would result in Aimco being "closely held," within the meaning of Section 856(h) of the Code, or that would otherwise result in Aimco failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Class A common stock transferred in excess of the ownership limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by Aimco. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the ownership limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (i) such transferee's original purchase price (or the market value of such shares on the date of the violative transfer if purportedly acquired by gift or devise) and (ii) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by Aimco for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that Aimco determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that Aimco's Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class A common stock bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution provisions of the Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of Class A common stock must file a written statement or an affidavit with Aimco containing the information specified in the Aimco charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to Aimco in writing such information with respect to the direct, indirect and constructive ownership of shares as Aimco's Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

        The ownership limitations may have the effect of precluding acquisition of control of Aimco by a third party unless Aimco's Board of Directors determines that maintenance of REIT status is no longer in the best interests of Aimco.

PROVISIONS OF MARYLAND LAW APPLICABLE TO PREFERRED STOCK,
EQUITY STOCK AND CLASS A COMMON STOCK

Business Combinations

        Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate or associate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder or an affiliate or associate of the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a specified minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. For purposes of determining whether a person is an Interested Stockholder of Aimco, ownership of OP Units will be treated as beneficial ownership of the shares of Class A common stock which may be issued in exchange for the OP Units when such OP Units are tendered for redemption. The business combination statute could have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offer. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Aimco Board of Directors has not passed such a resolution.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. For purposes of determining whether a person or entity is an Interested Stockholder of Aimco, ownership of OP Units will be treated as beneficial ownership of the shares of Class A common stock which may be issued in exchange for the OP Units when such OP Units are tendered for redemption.

        A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the corporation's Board of Directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation's articles of incorporation or bylaws prior to the control share acquisition. No such exemption appears in Aimco's charter or bylaws. The control share acquisition statute could have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offer.

DESCRIPTION OF OUTSTANDING CLASSES OF PREFERRED STOCK

Outstanding Classes Of Preferred Stock

        As of March 25, 2004, Aimco's charter authorized 73,624,762 shares of preferred stock with a par value of $.01 per share. Aimco is authorized to issue shares of preferred stock in one or more classes or series, with such designations, preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as Aimco's Board of Directors may determine by resolution. As of March 25, 2004, Aimco had the following classes of preferred stock issued and outstanding, or authorized for issuance:

Class	Shares Authorized	Shares Outstanding	Quarterly Dividend Per Share		Liquidation Preference Per Share	Conversion Price
Class B Cumulative Preferred Stock	750,000	0	$1.78125	(1)(2)	$100.00	$30.45
Class C Cumulative Preferred Stock	2,400,000	0	0.5625		25.00	—
Class D Cumulative Preferred Stock	4,200,000	2,700,002	0.546875		25.00	—
Class G Cumulative Preferred Stock	4,050,000	4,050,000	0.5859375		25.00	—
Class H Cumulative Preferred Stock	2,000,000	0	0.59375		25.00	—
Class I Cumulative Preferred Stock	10,000,000	0	0.50		25.00	—
Class J Cumulative Convertible Preferred Stock	1,250,000	0	2.375		100.00	40.00
Class K Convertible Cumulative Preferred Stock	5,000,000	0	0.625	(1)	25.00	42.00
Class L Convertible Cumulative Preferred Stock	5,000,000	0	0. 625	(1)	25.00	46.48
Class M Convertible Cumulative Preferred Stock	1,600,000	0	0.578125	(1)	25.00	44.00
Class N Convertible Cumulative Preferred Stock	4,000,000	4,000,000	0.5625	(1)(3)	25.00	52.50
Class O Cumulative Convertible Preferred Stock	1,904,762	1,904,762	1.18125	(1)(3)	52.50	52.50
Class P Convertible Cumulative Preferred Stock(4)	4,000,000	3,999,662	0.5625	(1)(3)	25.00	56.00
Class Q Cumulative Preferred Stock	2,530,000	2,530,000	0.63125		25.00	—
Class R Cumulative Preferred Stock	6,940,000	6,940,000	0.625		25.00	—
Class S Cumulative Redeemable Preferred Stock	4,000,000	2,984,772	(5)		25.00	—
Class T Cumulative Preferred Stock	6,000,000	6,000,000	0.50		25.00	—
Class U Cumulative Preferred Stock	8,000,000	8,000,000	0.484375		25.00	—

(1)
The shares entitle the holders thereof to receive quarterly cash dividends equal to the greater of the amount indicated or the dividend then payable on the shares of Class A common stock into which shares of such class of preferred stock are then convertible.

(2)
If the IRS were to make a final determination that Aimco does not qualify as a REIT in accordance with Sections 856 through 860 of the Code, the quarterly cash dividends on the Class B Convertible Cumulative Preferred Stock would increase to $3.03125 per share.

(3)
Subject to adjustment on a change of control.

(4)
On March 22, 2004, we sent a notice to holders of the Class P Convertible Cumulative Preferred Stock informing them of our intention to redeem all outstanding shares of Class P Convertible Cumulative Preferred Stock on April 21, 2004.

(5)
The initial dividend rate is based on the three-month LIBOR plus (i) through April 30, 2004, 2.75%; (ii) from May 1, 2004 through October 31, 2004, 6.00%; (iii) from November 1, 2004 through November 30, 2004, 12.60%; and (iv) thereafter, 12.60% plus (a) 0.70% multiplied by (b) the number of whole calendar months elapsed since October 31, 2004, subject to a maximum of 20%.

Ranking

        Each authorized class of preferred stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Aimco:

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  prior or senior to the Class A common stock, the equity stock and any other class or series of capital stock of Aimco if the holders of that class of preferred stock are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series ("Junior Stock");

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  on a parity with the other authorized classes of preferred stock and any other class or series of capital stock of Aimco if the holders of such class or series of stock and that class of preferred stock are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Parity Stock"); and

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  junior to any class or series of capital stock of Aimco if the holders of such class or series are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of that class of preferred stock ("Senior Stock").

Dividends

        Holders of each authorized class of preferred stock are entitled to receive, when and as declared by Aimco's Board of Directors, out of funds legally available for payment, quarterly cash dividends in the amount per share set forth in the table above under the heading, "Quarterly Dividend Per Share." The dividends are cumulative from the date of original issue, whether or not in any dividend period or periods we declare any dividends or have funds legally available for the payment of such dividend. Holders of preferred stock are not entitled to receive any dividends in excess of cumulative dividends on the preferred stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the preferred stock that may be in arrears.

        When dividends are not paid in full upon any class of preferred stock, or a sum sufficient for such payment is not set apart, all dividends declared upon that class of preferred stock and any shares of Parity Stock will be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on that class of preferred stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on each class of preferred stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends may be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any shares of Parity Stock. Unless dividends equal to the full amount of all accumulated, accrued and unpaid dividends on each class of preferred stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) may be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any shares of Junior Stock, nor may any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of Aimco or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by us (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock. Notwithstanding the foregoing provisions of this paragraph (except with respect to the Class B

Cumulative Convertible Preferred Stock and Class O Cumulative Convertible Preferred Stock), we are not prohibited from (1) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (2) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Aimco, before we make or set apart any payment or distribution for the holders of any shares of Junior Stock, the holders of each class of preferred stock are entitled to receive a liquidation preference per share in the amount set forth above under the heading, "Liquidation Preference Per Share," plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders. Holders of each class of preferred stock are not entitled to any further payment. Until the holders of each class of preferred stock have been paid their respective liquidation preferences in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of Aimco. If, upon any liquidation, dissolution or winding up of Aimco, our assets, or proceeds thereof, distributable among the holders of preferred stock are insufficient to pay in full the preference described above for any class or series of preferred stock and any liquidating payments on any other shares of any class or series of Parity Stock, then such proceeds shall be distributed among the holders of such class of preferred stock and holders of all other shares of any class or series of Parity Stock ratably in the same proportion as the respective amounts that would be payable on such class of preferred stock and any such Parity Stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of Aimco does not include our consolidation or merger with one or more corporations, a sale or transfer of all or substantially all of our assets, or a statutory share exchange. Upon any liquidation, dissolution or winding up of Aimco, after payment shall have been made in full to the holders of preferred stock, any other classes or series of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of each class of preferred stock and any Parity Stock shall not be entitled to share therein.

Redemption

        Except as described below and in certain limited circumstances relating to maintaining our ability to qualify as a REIT as described in "—Restrictions on Ownership and Transfer," we may not redeem the shares of preferred stock. On or after the dates set forth in the table below, we may, at our option, redeem shares of the classes of preferred stock set forth below, in whole or from time to time in part, at a cash redemption price equal to the percentage of the liquidation preference for that class of preferred stock indicated under the heading, "Price," plus all accumulated, accrued and unpaid dividends, if any, to the date fixed for redemption. The redemption price for each class of non-convertible preferred stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) is payable solely with the proceeds from the sale of capital shares by us or the Aimco Operating Partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "capital shares" means any common stock, equity stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital stock)) or options to purchase any of the foregoing securities issued by us or the Aimco Operating Partnership.

Class	Date	Price
Class B Cumulative Convertible Preferred Stock	August 4, 2002	100%
Class C Cumulative Preferred Stock	December 23, 2002	100%
Class D Cumulative Preferred Stock	February 19, 2003	100%
Class G Cumulative Preferred Stock	July 15, 2008	100%
Class H Cumulative Preferred Stock	August 14, 2003	100%
Class I Cumulative Preferred Stock	March 1, 2005	100%
Class K Cumulative Preferred Stock	February 18, 2003	100%
Class L Convertible Cumulative Preferred Stock	May 28, 2002	100%
Class M Convertible Cumulative Preferred Stock	January 13, 2004	100%
Class N Convertible Cumulative Preferred Stock	September 12, 2003	104%
	September 12, 2004	102%
Class O Cumulative Convertible Preferred Stock	September 15, 2003	104%
	September 15, 2004	102%
Class P Convertible Cumulative Preferred Stock	March 26, 2004	100% (1)
Class Q Cumulative Preferred Stock	March 19, 2006	100%
Class R Cumulative Preferred Stock	July 20, 2006	100%
Class S Cumulative Redeemable Preferred Stock	April 30, 2003	(2)
Class T Cumulative Preferred Stock	July 31, 2008	100%
Class U Cumulative Preferred Stock	March 24, 2009	100%

(1)
Redeemable prior to March 26, 2004 (i) if the market price of Class A common stock is $56 or higher, in which case Aimco may redeem such shares for 6 months following any day on which such market price exceeds $56, or (ii) on or after the occurrence of a change of control. On March 22, 2004, we sent a notice to holders of the Class P Convertible Cumulative Preferred Stock informing them of our intention to redeem all outstanding shares of Class P Convertible Cumulative Preferred Stock on April 21, 2004.

(2)
The Class S Cumulative Redeemable Preferred Stock is redeemable at the following prices: (i) 99%, if on or before April 30, 2004, or (ii) 100%, if after April 30, 2004.

        Except as described below or under "—Restrictions on Ownership and Transfer," none of the authorized classes of preferred stock have any stated maturity or are subject to any sinking find or mandatory redemption provisions.

        In addition to being redeemable for cash, Aimco may, at its option, redeem any outstanding shares of Class K Cumulative Preferred Stock for a number of shares of Class A common stock equal to (i) 105% of the applicable cash redemption price, divided by (ii) the lesser of (x) the average of the daily closing prices of the Class A common stock for the 20 consecutive trading days immediately preceding the date of the applicable redemption notice and (y) the closing price of the Class A common stock on the trading day immediately preceding the first business day immediately preceding the date of the applicable redemption notice.

        In addition to being redeemable as described above, each holder of the Class S Cumulative Redeemable Preferred Stock has the right to require Aimco to repurchase all of the shares of Class S Cumulative Redeemable Preferred Stock held by such holder upon any change of control or significant distribution by Aimco at a purchase price of $25 per share plus all accrued and unpaid dividends.

Conversion

        The shares of convertible preferred stock are convertible at any time, at the option of the holder, into a number of shares of Class A common stock obtained by dividing its liquidation preference (excluding any accumulated, accrued and unpaid dividends) by the conversion price set forth in the table above. In the case of shares called for redemption, conversion rights will terminate at the close of business on the date fixed for such redemption, unless Aimco defaults in making such redemption payment. Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the holder surrenders certificates representing shares of preferred stock and Aimco receives notice and any applicable instruments of transfer and any required taxes. The conversion will be at the conversion price in effect at such time and on such date unless the stock transfer books of Aimco are closed on that date, in which event such person or persons will be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion will be at the conversion price in effect on the date on which such shares were surrendered and such notice received by Aimco. No fractional shares of Class A common stock or scrip representing fractions of a share of Class A common stock will be issued upon conversion of shares of preferred stock. Instead of any fractional interest in a share of Class A common stock that would otherwise be deliverable upon the conversion of any share of preferred stock, Aimco will pay to the holder of such shares an amount in cash based upon the closing price of the Class A common stock on the trading day immediately preceding the date of conversion. If more than one share of preferred stock is surrendered for conversion at one time by the same holder, the number of full shares of Class A common stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of preferred stock so converted. Except as otherwise required, Aimco will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends (other than dividends on the Class A common stock the record date for which is after the conversion date and which Aimco shall pay in the ordinary course to the record holder as of the record date) on the Class A common stock issued upon such conversion. Holders of preferred stock at the close of business on a record date for the payment of dividends on the preferred stock will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date.

        Each conversion price is subject to adjustment upon the occurrence of certain events, including:

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  if Aimco pays a dividend or makes a distribution on its capital stock in shares of Class A common stock;

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  if Aimco subdivides its outstanding Class A common stock into a greater number of shares;

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  if Aimco combines its outstanding Class A common stock into a smaller number of shares;

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  if Aimco issues any shares of capital stock by reclassification of its outstanding Class A common stock;

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  if Aimco issues rights, options or warrants to holders of Class A common stock entitling them to subscribe for or purchase Class A common stock at a price per share less than the fair market value thereof;

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  if Aimco makes a distribution on its Class A common stock other than in cash or shares of Class A common stock; and

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  with respect to the Class B Cumulative Convertible Preferred Stock, or the Class O Cumulative Convertible Preferred Stock, if Aimco shall acquire, pursuant to an issuer or self tender offer, all or any portion of the outstanding Class A common stock and such tender offer involves the payment of consideration per share of Class A common stock having a fair market value that exceeds the current market price per share.

        Conversion of preferred stock will be permitted only to the extent that such conversion would not result in a violation of the ownership restrictions set forth in Aimco's charter.

        Aimco has the right to require that all or part of any outstanding Class J Cumulative Convertible Preferred Stock be converted into Class A common stock at a conversion price of $40 at any time after November 6, 2002, if the market price of the Class A common stock in the five most recent trading days is equal to or greater than $40.

Voting Rights

        Holders of shares of the authorized classes of preferred stock do not have any voting rights, except as set forth below and except as otherwise required by applicable law.

        If and whenever dividends on any shares of any class of preferred stock or any class or series of Parity Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting Aimco's Board of Directors will be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock"), and the holders of shares of that class of preferred stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of class or series, will be entitled to vote for the election of the two additional directors of Aimco at any annual meeting of stockholders or at a special meeting of the holders of that class of preferred stock and of the Voting Preferred Stock called for that purpose. Whenever dividends in arrears on outstanding shares of Voting Preferred Stock shall have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Voting Preferred Stock to elect the additional two directors shall cease and the terms of office of the directors shall terminate and the number of directors constituting Aimco's Board of Directors shall be reduced accordingly. Holders of any outstanding shares of Class B Cumulative Convertible Preferred Stock, together with the holders of shares of all other classes of preferred stock then entitled to exercise similar voting rights, voting as a single class, are also entitled to elect one director of Aimco if, for two consecutive quarterly dividend periods, Aimco fails to pay at least $0.4625 per share in dividends on the Class A common stock. Holders of any outstanding shares of Class N Convertible Cumulative Preferred Stock, Class O Cumulative Convertible Preferred Stock and Class P Convertible Cumulative Preferred Stock, together with the holders of shares of all other classes of preferred stock then entitled to exercise similar voting rights, voting as a single class, are also entitled to elect one director of Aimco if, for two consecutive quarterly dividend periods, Aimco fails to pay at least $0.595 per share in dividends on the Class A common stock.

        The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of each class of preferred stock and the holders of all other classes or series of Parity Stock entitled to vote on such matters, voting as a single class, will be required to (i) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock, or (ii) amend, alter or repeal any provision of, or add any provision to, our charter or by-laws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of that class of preferred stock or, with respect to the Class L Convertible Cumulative Preferred Stock, Class N Convertible Cumulative Preferred Stock, Class O Cumulative Convertible Preferred Stock and Class P Convertible Cumulative Preferred Stock, would convert such preferred stock into cash or any other security other than preferred stock with terms and provisions equivalent to those set forth in the articles supplementary for such class of preferred stock (including any amendment, alteration or repeal effected pursuant to a merger, consolidation, or similar transaction); provided, however, that no such vote of the holders of that class of preferred stock shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of that class of preferred stock. The amendment of or supplement to our charter to authorize, create, increase or decrease the authorized amount of or to issue Junior Stock, or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of any class of preferred stock.

Restrictions on Ownership and Transfer

        Ownership of shares of each class of preferred stock by any person is limited such that the sum of the aggregate value of all capital stock of Aimco owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all outstanding shares of capital stock. Aimco's Board of Directors may upon appropriate evidence waive the ownership limit. Further, certain transfers which may have the effect of causing Aimco to lose its status as a REIT are void ab initio.

        Any person who acquires or attempts to acquire beneficial or constructive ownership of preferred stock that will or may violate the ownership limit, or any person who would have owned preferred stock except for the transfer of shares to the trust as described below, is required to give notice immediately to Aimco and provide Aimco with such other information as Aimco may request in order to determine the effect of such transfer on Aimco's status as a REIT.

        If any transfer of preferred stock occurs that, if effective, would result in any person beneficially or constructively owning preferred stock in excess or in violation of the ownership limit (a "Prohibited Transferee"), such shares of preferred stock in excess of the ownership limit shall be automatically transferred to a trustee in his capacity as trustee of a trust for the exclusive benefit of one or more charitable beneficiaries designated by Aimco, and the Prohibited Transferee will generally have no rights in such shares, except upon sale of the shares by the trustee. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of preferred stock held in the trust shall be issued and outstanding shares of Aimco. The Prohibited Transferee will not benefit economically from ownership of any shares of preferred stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of preferred stock held in the trust. The trustee will have all voting rights and rights to dividends with respect to shares of preferred stock held in the trust, which rights shall be exercised for the benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to the discovery by Aimco that shares of preferred stock have been transferred to the trustee will be repaid to Aimco upon demand, and any dividend or other distribution declared but unpaid with respect to such shares will be rescinded as void. Any dividend or distribution so disgorged or rescinded will be paid to the trustee and held in trust for the charitable beneficiaries.

        The trustee may sell the preferred stock held in the trust to a person, designated by the trustee, whose ownership of the preferred stock will not violate the ownership limit. Upon such sale, the interest of the charitable beneficiaries in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee and to the charitable beneficiary as described below. The Prohibited Transferee will receive the lesser of (i) the price paid by the Prohibited Transferee for the shares or if the Prohibited Transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any proceeds in excess of the amount payable to the Prohibited Transferee will be payable to the charitable beneficiaries.

        In addition, shares of preferred stock held in the trust will be deemed to have been offered for sale to Aimco, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date Aimco or its designee accepts such offer.

        If Aimco's Board of Directors or a committee thereof determines that a transfer or proposed transfer of shares of preferred stock violates or will violate the ownership limit or certain other provisions of Aimco's charter prohibiting transfers which may have the effect of causing Aimco to lose its REIT status, Aimco's Board of Directors or a committee thereof is empowered to take any action it deems advisable to refuse to give effect to or to prevent such transfer, including causing Aimco to redeem such shares at the then current market price on and on such other terms and conditions as Aimco's Board of Directors may determine (including by means of the issuance of long-term indebtedness for the purpose of such redemption) and demanding the repayment of any dividends received in respect of such shares. In addition, Aimco's Board of Directors may take such action as it determines to be advisable to maintain Aimco's status as a REIT, including reducing the ownership limit in the event of a change in law.

        Every owner of more than 5% (or such lesser percentage prescribed in regulations under the Code) of the outstanding shares of any class of preferred stock, within 30 days after January 1 of each year, is required to give written notice to Aimco stating the name and address for such owner, the number of shares of that class of preferred stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to Aimco such additional information as Aimco may request in order to determine the effect, if any, of such ownership on Aimco's status as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to Aimco such information as Aimco may request, in its sole discretion, in order to determine Aimco's status as a REIT and to comply with the requirements of any taxing authority or governmental agency to determine any such compliance or to ensure compliance with the ownership limit.

DESCRIPTION OF WARRANTS

General

        Aimco may issue, together with other securities registered herein or separately, warrants for the purchase of debt securities, preferred stock, equity stock or Class A common stock. The warrants may be issued under a warrant agreement to be entered into between Aimco and a bank or trust company, as warrant agent, as set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. The warrant agent will act solely as an agent of Aimco in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The warrant agreement for each warrant, including the forms of certificates representing the warrants, will be filed as an exhibit to, or incorporated by reference in, the Registration Statement, which will include this prospectus, at or prior to the time of the issuance of such warrants.

        The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of the material provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreement and warrant certificate, including the definitions therein of certain terms.

        The Aimco Board of Directors is authorized to determine, and the applicable prospectus supplement will set forth the terms of the warrants, the warrant agreement relating to such warrants, and the certificates representing such warrants, including:

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  the designation, aggregate principal amount and terms of the debt securities of Aimco, the designation and terms of the preferred stock, or the designation and terms of the equity stock, if any, purchasable upon exercise of such warrants;

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  the procedures and conditions relating to the exercise of such warrants;

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  the designation and terms of any related securities with which such warrants are issued and the number of such warrants issued with each such security;

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  the date, if any, on and after which such warrants and the related securities will be separately transferable;

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  the offering price of the warrants, if any;

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  the principal amount of debt securities of Aimco or the number of shares of preferred stock, equity stock or Class A common stock purchasable upon exercise of each warrant and the price at which such principal amount of debt securities of Aimco or shares of preferred stock, equity stock or Class A common stock may be purchased upon such exercise, or the method of determining such number and price;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  a discussion of United States Federal income tax considerations applicable to the ownership or exercise of such warrants;

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  whether the warrants represented by the certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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  call provisions of such warrants, if any; and

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  any other terms of the warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the debt securities of Aimco purchasable upon such exercise or to any dividend payments or voting rights that holders of the preferred stock, equity stock or Class A common stock purchasable upon such exercise may be entitled to.

        Each warrant will entitle the holder to purchase for cash such principal amount of debt securities of Aimco, or such number of shares of preferred stock, equity stock or Class A common stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent on any other office indicated in the applicable prospectus supplement, Aimco will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

PLAN OF DISTRIBUTION

        Aimco or the Aimco Operating Partnership may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or dealers. Any such underwriter, agent or dealer involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Aimco or the Aimco Operating Partnership also may, from time to time, authorize underwriters acting as Aimco's or the Aimco Operating Partnership's agents to offer and sell the securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from Aimco or the Aimco Operating Partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by Aimco or the Aimco Operating Partnership to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements entered into with Aimco or the Aimco Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, Aimco or the Aimco Operating Partnership will sell such securities to such dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If so indicated in the applicable prospectus supplement, Aimco or the Aimco Operating Partnership will authorize dealers acting as Aimco's or the Aimco Operating Partnership's agents to solicit offers by certain institutions to purchase securities from Aimco or the Aimco Operating Partnership at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or number of securities sold pursuant to delayed delivery contracts shall not be less nor more than, the respective amounts or numbers stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will, in all cases, be subject to the approval of Aimco or the Aimco Operating Partnership. Such delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the securities are being sold to underwriters, Aimco or the Aimco Operating Partnership shall have sold to such underwriters the total principal amount or number of the securities less the principal amount or number thereof covered by the delayed delivery contracts. The prospectus supplement will set forth the commission payable for solicitation of such delayed delivery contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of delayed delivery contracts.

        Until the distribution of the securities offered pursuant to any prospectus supplement is completed, the SEC's rules may limit the ability of any underwriter participating in such distribution to bid for and purchase the securities offered thereby and other securities of Aimco or the Aimco Operating Partnership. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize or maintain the price of such securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If any such underwriter creates a short position in such securities in connection with the offering, such underwriter may reduce such short position by purchasing securities.

        In general, bids for or purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such bids or purchases.

        Neither Aimco nor the Aimco Operating Partnership nor any underwriter participating in any distribution makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered securities or other securities of Aimco or the Aimco Operating Partnership. In addition, neither Aimco nor the Aimco Operating Partnership nor any such underwriter makes any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        Certain of the underwriters, if any, and their affiliates may be customers of, engage in transactions with and perform services for Aimco or the Aimco Operating Partnership in the ordinary course of business.

        The securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for any of the securities.

CERTAIN FEDERAL INCOME TAXATION CONSIDERATIONS

        The following is a summary of certain Federal income tax consequences of an investment in the stock of Aimco. This summary is based upon the Internal Revenue Code, regulations promulgated by the U.S. Treasury Department (the "Regulations"), rulings and other administrative pronouncements issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly with retroactive affect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based on the assumptions that the operation of Aimco, the Aimco Operating Partnership, the limited liability companies and limited partnerships in which they own controlling interests (collectively, the "Subsidiary Partnerships") and any affiliated entities will be in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  holders that receive Aimco stock through the exercise of stock options or otherwise as compensation;

  •
  persons holding Aimco stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  foreign investors.

This summary assumes that investors will hold our stock as a capital asset, which generally means property held for investment.

        THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING AIMCO STOCK OR SECURITIES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER'S PARTICULAR TAX CIRCUMSTANCES. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF SECURITIES AND OF AIMCO'S ELECTION TO BE SUBJECT TO TAX, FOR FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

Taxation of Aimco

        The REIT provisions of the Internal Revenue Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Internal Revenue Code that govern the Federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

        Aimco has elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1994, and Aimco intends to continue such election. Although Aimco believes that, commencing with Aimco's initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, no assurance can be given that Aimco has been or will remain so qualified. Such qualification and taxation as a REIT depend upon Aimco's ability to meet, through actual annual operating results, distribution levels, requirements regarding diversity of stock ownership, and the various qualification tests imposed under the Internal Revenue Code as discussed below. No assurance can be given that the actual results of Aimco's operation for any one taxable year will satisfy such requirements. See "—Failure to Qualify." No assurance can be given that the IRS will not challenge Aimco's eligibility for taxation as a REIT.

        Aimco has received an opinion from the law firm of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, beginning with its initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT under the Code and that its actual method of operation has enabled, and its proposed method of operation will enable, Aimco to meet the requirements for qualification and taxation as a REIT. This opinion is based upon certain representations and covenants made by Aimco, including representations regarding its income, properties and the past, present and future conduct of its business operations. Furthermore, this opinion is conditioned on, and Aimco's qualification and taxation as a REIT depend on, Aimco's ability to meet, through actual annual operating results, the various REIT qualification tests, the results of which are not reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurance can be given that the actual results of Aimco's operations for any taxable year satisfy such requirements for qualification and taxation as a REIT. Such requirements are discussed in more detail under the heading "Requirements for Qualification."

        The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is expressed as of its date, and Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise Aimco of any change in applicable law or of any change in matters stated, represented or assumed after the date of such opinion. You should be aware that opinions of counsel are not binding on the IRS or any court.

Taxation of REITs in General

        Provided Aimco qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to Federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level upon a distribution of dividends by the REIT.

        The recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act") reduced the rates at which individual stockholders are taxed on corporate dividends from a maximum of 38.6% (as ordinary income) to a maximum of 15% (the same as long-term capital gains) for the 2003 through 2008 tax years. With limited exceptions, however, dividends received by stockholders from Aimco or from other entities that are taxed as REITs are generally not eligible for the reduced rates, and will continue to be taxed at rates applicable to ordinary income, which, pursuant to the 2003 Act, will be as high as 35% through 2010. See "Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See "Taxation of Stockholders."

        If Aimco qualifies as a REIT, it will nonetheless be subject to Federal income tax in the following circumstances:

  •
  Aimco will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Aimco and its taxable REIT subsidiaries (as described below) if and to the extent that the IRS successfully asserts that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar arrangements between unrelated parties.

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  If Aimco has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

  •
  If Aimco should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with Aimco's gross income.

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  If Aimco should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Aimco would be required to pay a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

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  Aimco may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet the record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General."

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  If Aimco acquires appreciated assets from a corporation that is not a REIT (i.e., a "subchapter C corporation") in a transaction in which the adjusted tax basis of the assets in the hands of Aimco is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Aimco may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if Aimco subsequently recognizes gain on the disposition of any such asset during the ten-year period following its acquisition from the subchapter C corporation.

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  Certain earnings of Aimco's subsidiaries that are subchapter C corporations are subject to Federal corporate income tax.

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  Aimco may be subject to the "alternative minimum tax" on its items of tax preference, including any deductions of net operating losses.

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  Aimco and its subsidiaries may be subject to a variety of taxes, including state, local and foreign income taxes, property taxes and other taxes on their assets and operations. Aimco could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  which would be taxable as a domestic corporation, but for the special Internal Revenue Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities); and

  (7)
  which meets other tests described below (including with respect to the nature of its income and assets).

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that the condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

        Aimco believes that it has been organized, has operated and has issued sufficient shares of stock to satisfy conditions (1) through (7) inclusive. Aimco's articles of incorporation provide certain restrictions regarding transfers of its shares, which are intended to assist Aimco in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that Aimco will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

        To monitor Aimco's compliance with the share ownership requirements, Aimco is generally required to maintain records regarding the actual ownership of its shares. To do so, Aimco must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by Aimco). A list of those persons failing or refusing to comply with this demand must be maintained as part of Aimco's records. Failure by Aimco to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand is required by the Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

        In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Aimco satisfies this requirement.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, the Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT for purposes of the asset and gross income tests applicable to REITs as described below. Thus, Aimco's proportionate share of the assets, liabilities and items of income of the Subsidiary Partnerships will be treated as assets, liabilities and items of income of Aimco for purposes of applying the REIT requirements described below. A summary of certain rules governing the Federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in Affiliated Entities—Partnerships."

        Disregarded Subsidiaries.    Aimco's indirect interests in the Aimco Operating Partnership and other Subsidiary Partnerships are held through wholly owned corporate subsidiaries of Aimco organized and operated as "qualified REIT subsidiaries" within the meaning of the Internal Revenue Code. A qualified REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. If a REIT owns a qualified REIT subsidiary, that subsidiary is disregarded for Federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. Each qualified REIT subsidiary, therefore, is not subject to Federal corporate income taxation, although it may be subject to state or local taxation. Other entities that are wholly-owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entities for Federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Aimco holds an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of Aimco ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than Aimco or another disregarded subsidiary of Aimco—the subsidiary's separate existence would no longer be disregarded for Federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Aimco's ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests."

        Taxable Subsidiaries. A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary ("TRS"). A TRS also includes any corporation, other than a REIT, with respect to which a TRS in which a REIT owns an interest, owns securities possessing 35% of the total voting power or total value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for Federal income tax purposes. As a result, a parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. As a taxable corporation, a TRS is required to pay regular Federal income tax, and state and local income tax where applicable.

        Certain of Aimco's operations (property management, asset management, risk, etc.) are conducted through its taxable REIT subsidiaries. Because Aimco is not required to include the assets and income of such taxable REIT subsidiaries in determining Aimco's compliance with the REIT requirements, Aimco uses its taxable REIT subsidiaries to facilitate its ability to offer services and activities to its residents that are not generally considered as qualifying REIT services and activities. If Aimco fails to properly structure and provide such nonqualifying services and activities through its taxable REIT subsidiaries, its ability to satisfy the REIT gross income requirement, and also its REIT status, may be jeopardized.

        A TRS may generally engage in any business except the operation or management of a lodging or health care facility. The operation or management of a health care or lodging facility precludes a corporation from qualifying as a taxable REIT subsidiary. If any of Aimco's taxable REIT subsidiaries were deemed to operate or manage a health care or lodging facility, such taxable REIT subsidiaries would fail to qualify as taxable REIT subsidiaries, and Aimco would fail to qualify as a REIT. Aimco believes that none of its taxable REIT subsidiaries operate or manage any health care or lodging facilities. However, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, there can be no assurance that the IRS will not contend that any of Aimco's taxable REIT subsidiaries operate or manage a health care or lodging facility, disqualifying it from treatment as a taxable REIT subsidiary, thereby resulting in the disqualification of Aimco as a REIT.

        Several provisions of the Internal Revenue Code regarding arrangements between a REIT and a TRS ensure that a TRS will be subject to an appropriate level of Federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT owner. In addition, Aimco would be obligated to pay a 100% penalty tax on some payments that it receives from, or on certain expenses deducted by, its taxable REIT subsidiaries, if the IRS were to successfully assert that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties. See "Taxation of REITs in General—Penalty Tax."

Income Tests

        In order to maintain qualification as a REIT, Aimco annually must satisfy two gross income requirements:

  •
  First, at least 75% of Aimco's gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," must be derived from investments relating to real property or mortgages on real property, including "rents from real property," interest income derived from mortgage loans secured by real property, and gains from the sale of real estate, as well as certain types of temporary investments.

  •
  Second, at least 95% of Aimco's gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gains from the sale or disposition of stock or securities, which need not have any relation to real property.

        Rents received by Aimco directly or through the Subsidiary Partnerships will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent attributable to the personal property will not qualify as

"rents from real property" unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. Aimco and its affiliates are permitted, however, to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Aimco and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Aimco is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements.

        Aimco manages apartment properties for third parties and affiliates through its taxable REIT subsidiaries. These taxable REIT subsidiaries receive management fees and other income. A portion of such fees and other income accrue to Aimco through distributions from the taxable REIT subsidiaries that are classified as dividend income to the extent of the earnings and profits of the taxable REIT subsidiaries. Such distributions will generally qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test.

        If Aimco fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if Aimco's failure to meet these tests was due to reasonable cause and not due to willful neglect, Aimco attaches a schedule of the sources of its income to its tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether Aimco would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Aimco, Aimco will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax is imposed based upon the amount by which Aimco fails to satisfy the particular gross income test.

Asset Tests

        Aimco, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets:

  •
  First, at least 75% of the value of the total assets of Aimco total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and under some circumstances, stock or debt instruments purchased with new capital. For this purpose, "real estate assets" include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

  •
  Second, not more than 25% of Aimco's total assets may be represented by securities other than those in the 75% asset class.

  •
  Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by Aimco may not exceed 5% of the value of Aimco's total assets, Aimco may not own more than 10% of any one issuer's outstanding voting securities, and Aimco may not own more than 10% of the total value of the outstanding securities of any one issuer. The 5% and 10% asset limitations do not apply to securities of taxable REIT subsidiaries.

  •
  Fourth, the aggregate value of all securities of taxable REIT subsidiaries held by Aimco may not exceed 20% of the value of Aimco's total assets.

        Aimco believes that the value of the securities held by Aimco in its taxable REIT subsidiaries will not exceed, in the aggregate, 20% of the value of Aimco's total assets and that Aimco's ownership interests in its taxable REIT subsidiaries qualify under the asset tests set forth above.

        Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, resulting in loss of REIT status, unless it is a qualifying mortgage asset, satisfies the rules for "straight debt," or is sufficiently small so as not to otherwise cause an asset test violation.

        Aimco believes that its holding of securities and other assets comply, and will continue to comply, with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support Aimco's conclusions as to the value of its assets, including the Aimco Operating Partnership's total assets and the value of the Aimco Operating Partnership's interest in the taxable REIT subsidiaries. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Aimco's interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

Annual Distribution Requirements

        In order for Aimco to qualify as a REIT, Aimco is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to:

  •
  the sum of

            (i)  90% of Aimco's "REIT taxable income" (computed without regard to the deduction for dividends paid and net capital gain of Aimco), and

           (ii)  90% of the net income, if any, from foreclosure property (as described below), minus

  •
  the sum of certain items of noncash income.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Aimco timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Aimco, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in Aimco's organizational documents.

        To the extent that Aimco distributes at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. In any year, Aimco may elect to retain, rather than distribute, its net capital gain and pay tax on such gain. In such a case, Aimco's stockholders would include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their share of the tax paid by Aimco. Aimco's stockholders would then increase the adjusted basis of their Aimco shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

        To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See "—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        If Aimco should fail to distribute during each calendar year at least the sum of:

            (i)  85% of its REIT ordinary income for such year,

           (ii)  95% of its REIT capital gain net income for such year (excluding retained net capital gain), and

          (iii)  any undistributed taxable income from prior periods,

Aimco would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income retained on which it has paid corporate income tax. Aimco believes that it has made, and intends to make, timely distributions so that it is not subject to the 4% excise tax.

        It is possible that Aimco, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from the Aimco Operating Partnership) and (ii) the inclusion of certain items in income by Aimco for Federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, Aimco may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

        Under certain circumstances, Aimco may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in Aimco's deduction for dividends paid for the earlier year. In this case, Aimco may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends; however, Aimco will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        If Aimco fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Aimco will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Aimco fails to qualify will not be deductible by Aimco nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at capital gains rates (through 2008) pursuant to 2003 Act, and, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Aimco is entitled to relief under specific statutory provisions, Aimco would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Aimco would be entitled to this statutory relief.

Prohibited Transactions

        Net income derived by a REIT from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Aimco intends to conduct its operations so that no asset owned by Aimco or its pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of Aimco's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by Aimco will not be treated as property held for sale to customers, or that Aimco can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Penalty Tax

        Aimco will be subject to a 100% penalty tax on the amount of certain non-arm's length payments received from, or certain expenses deducted by, its taxable REIT subsidiaries if the IRS were to successfully assert that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar transaction between unrelated parties. Such amounts may include rents from real property that are overstated as a result of services furnished by a TRS to tenants of Aimco and amounts that are deducted by a TRS for payments made to Aimco that are in excess of the amounts that would have been charged by an unrelated party.

        Aimco believes that the fees paid to its taxable REIT subsidiaries for tenant services are comparable to the fees that would be paid to an unrelated third party negotiating at arm's-length. This determination, however, is inherently factual, and the IRS may assert that the fees paid by Aimco do not represent arm's-length amounts. If the IRS successfully made such an assertion, Aimco would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

Tax Aspects of Aimco's Investments in Affiliated Partnerships

General

        Substantially all of Aimco's investments are held indirectly through the Aimco Operating Partnership. In general, partnerships are "pass-through" entities that are not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Aimco will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Aimco will include its proportionate share of assets held by the Subsidiary Partnerships. See "Federal Income Taxation of Aimco and Aimco Investors—Taxation of Aimco—Effect of Subsidiary Entities—Ownership of Partnership Interests."

Entity Classification

        Aimco's direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of the Subsidiary Partnerships as a partnership, as opposed to as an association taxable as a corporation, for Federal income tax purposes. If any of these entities were treated as an association for Federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of Aimco's assets and items of gross income would change and could preclude Aimco from satisfying the REIT asset tests and gross income tests (see "Federal Income Taxation of Aimco and Aimco Investors—Taxation of Aimco—Asset Tests" and "Federal Income Taxation of Aimco and Aimco Investors—Taxation of Aimco—Income Tests"), and in turn could prevent Aimco from qualifying as a REIT. See "Federal Income Taxation of Aimco and Aimco Investors—Taxation of Aimco—Failure to Qualify" above for a summary of the effect of Aimco's failure to meet these tests for a taxable year. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case Aimco might incur a tax liability without any related cash distributions.

Tax Allocations with Respect to the Properties

        Under the Internal Revenue Code and the Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book—Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Aimco Operating Partnership was formed by way of contributions of appreciated property. Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules apply to the contribution by Aimco to the Aimco Operating Partnership of the cash proceeds received in any offerings of its stock.

        In general, certain unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by the Aimco Operating Partnership or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the Aimco Operating Partnership or other Subsidiary Partnerships may cause Aimco to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause Aimco to recognize, over time, taxable income in excess of cash proceeds, which might adversely affect Aimco's ability to comply with the REIT distribution requirements. See "Federal Income Taxation of Aimco and Aimco Investors—Taxation of Aimco—Annual Distribution Requirements."

        With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of units) subsequent to the formation of Aimco, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

Sale of the Properties

        Aimco's share of any gain realized by the Aimco Operating Partnership or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Federal Income Taxation of Aimco and Aimco Investors—Taxation of Aimco—Prohibited Transactions" Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Aimco Operating Partnership and the other Subsidiary Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with Aimco's investment objectives.

Taxation of Taxable REIT Subsidiaries

        A portion of the amounts to be used to fund distributions to stockholders is expected to come from distributions made by Aimco's taxable REIT subsidiaries to the Aimco Operating Partnership, and interest paid by the taxable REIT subsidiaries on certain notes held by the Aimco Operating Partnership. In general, taxable REIT subsidiaries pay Federal, state and local income taxes on their taxable income at normal corporate rates. Any Federal, state or local income taxes that Aimco's taxable REIT subsidiaries are required to pay will reduce Aimco's cash flow from operating activities and its ability to make payments to holders of its securities.

Taxation of Stockholders

Taxable Domestic Stockholders

        Distributions.    Provided that Aimco qualifies as a REIT, distributions made to Aimco's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (35% maximum Federal rate through 2010) and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (15% maximum Federal rate through 2008) for qualified dividends received by individuals from taxable C corporations pursuant to the 2003 Act. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from taxable REIT subsidiaries or other taxable C corporations, or (iii) income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions (and retained net capital gains) that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed Aimco's actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum Federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum Federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

        In determining the extent to which a distribution constitutes a dividend for tax purposes, Aimco's earnings and profits generally will be allocated first to distributions with respect to preferred stock prior to allocating any remaining earnings and profits to distributions on Aimco's common stock. If Aimco has net capital gains and designates some or all of its distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of stock in proportion to the allocation of earnings and profits as described above.

        Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Aimco in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Aimco and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Aimco before the end of January of the following calendar year.

        To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See Federal Income Taxation of Aimco and Aimco Investors—Taxation of Aimco—Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

        Dispositions of Aimco Stock.    In general, capital gains recognized by individuals upon the sale or disposition of shares of Aimco stock will, pursuant to the 2003 Act, be subject to a maximum Federal income tax rate of 15% (from May 6, 2003 through 2008) if the Aimco stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if the Aimco stock is held for 12 months or less. Gains recognized by stockholders that are corporations are subject to Federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of Aimco stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Aimco stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Aimco that are required to be treated by the stockholder as long-term capital gain.

        A redemption of Aimco stock (including preferred stock or equity stock) will be treated under Section 302 of the Internal Revenue Code as a dividend subject to tax at ordinary income tax rates (to the extent of Aimco's current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is "substantially disproportionate" with respect to the holder (which will not be the case if only the stock is redeemed, since it generally does not have voting rights), (ii) results in a "complete termination" of the holder's stock interest in Aimco, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder's adjusted tax basis in such redeemed stock would be transferred to the holder's remaining stockholdings in Aimco. If, however, the stockholder has no remaining stockholdings in Aimco, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If an investor recognizes a loss upon a subsequent disposition of stock or other securities of Aimco in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these Regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, that, if enacted, would impose significant penalties for failure to comply with these requirements. Prospective investors should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of stock or securities of Aimco, or transactions that might be undertaken directly or indirectly by Aimco. Moreover, prospective investors should be aware that Aimco and other participants in the transactions involving Aimco (including their advisors) might be subject to disclosure or other requirements pursuant to these Regulations

Taxation of Foreign Stockholders

        The following is a summary of certain anticipated U.S. Federal income and estate tax consequences of the ownership and disposition of securities applicable to Non-U.S. Holders of securities. A "Non-U.S. Holder" is generally any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for U.S. Federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. Federal income and estate taxation.

        Ordinary Dividends.    The portion of dividends received by Non-U.S. Holders payable out of Aimco's earnings and profits which are not attributable to capital gains of Aimco and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty and the Non-U.S. Holder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of securities. In cases where the dividend income from a Non-U.S. Holder's investment in securities is, or is treated as, effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

        Non-Dividend Distributions.    Unless Aimco stock constitutes a United States real property interest (a "USRPI") within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), distributions by Aimco which are not dividends out of the earnings and profits of Aimco will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits of Aimco. If Aimco stock constitutes a USRPI, distributions by Aimco in excess of the sum of its earnings and profits plus the stockholder's basis in its Aimco stock will be taxed under the FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of Aimco's earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by Aimco to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs held by Aimco directly or through pass-through subsidiaries ("USRPI Capital Gains"), will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Aimco will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute USRPI Capital Gains. Recently proposed legislation, if enacted, would modify the tax treatment of capital gain dividends distributed by REITs to Non-U.S. Holders. See "Other Tax Considerations—Legislative or Other Actions Affecting REITs." Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not a USRPI capital gain if Aimco held the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income or withholding tax.

        Dispositions of Aimco Stock.    Unless Aimco stock constitutes a USRPI, a sale of the stock by a Non-U.S. Holder generally will not be subject to taxation under FIRPTA. The stock will not constitute a USRPI if Aimco is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. Aimco believes that it is, and it expects to continue to be, a domestically controlled REIT. If Aimco is, and continues to be, a domestically controlled REIT, the sale of Aimco stock should not be subject to taxation under FIRPTA. Because most classes of stock of Aimco are publicly traded, however, no assurance can be given that Aimco is or will continue to be a domestically controlled REIT.

        Even if Aimco does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of stock generally nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI provided that:

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  the stock is of a class that is "regularly traded" (as defined by applicable Regulations) on an established securities market (e.g., the NYSE, on which Aimco stock is listed), and

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  the selling Non-U.S. Holder held 5% or less of such class of Aimco's outstanding stock at all times during a specified testing period.

        If gain on the sale of stock of Aimco were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of Aimco stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases. First, if the Non-U.S. Holder's investment in the Aimco stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. stockholder with respect to such gain. Second, if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Estate Tax

        Aimco stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Information Reporting Requirements and Backup Withholding

        Aimco will report to its U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide Aimco with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, Aimco may be required to withhold a portion of capital gain distributions to any Non-U.S. Holders. The IRS has issued final Regulations regarding the withholding, backup withholding and information reporting rules as applied to Non-U.S. Holders. Prospective investors in securities should consult their tax advisors regarding the application of these Regulations.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from Federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Aimco stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Aimco stock is not otherwise used in an unrelated trade or business, Aimco believes that distributions from Aimco and income from the sale of the Aimco stock should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholder that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Section 501(c) of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to characterize distributions from Aimco as UBTI.

        In addition, in certain circumstances, a pension trust that owns more than 10% of Aimco's stock could be required to treat a percentage of the dividends from Aimco as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by Aimco from an unrelated trade or business (determined as if Aimco were a pension trust) divided by the gross income of Aimco for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of Aimco's stock only if:

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  the UBTI Percentage is at least 5%,

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  Aimco qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of Aimco in proportion to their actuarial interest in the pension trust, and

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  either (A) one pension trust owns more than 25% of the value of Aimco's stock or (B) a group of pension trusts each individually holding more than 10% of the value of Aimco's stock collectively owns more than 50% of the value of Aimco's stock.

The restrictions on ownership and transfer of Aimco's stock should prevent an Exempt Organization from owning more than 10% of the value of Aimco's stock.

Legislative or Other Actions Affecting REITs

        The recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (from May 6, 2003 through 2008) and on dividends payable by taxable C corporations from 38.6% to 15% (from January 1, 2003 through 2008). While gains from the sale of the stock of REITs are eligible for the reduced tax rates, dividends payable by REITs are not eligible for the reduced tax rates except in limited circumstances. See "Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions." As a result, dividends received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35% through 2010). The more favorable tax rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including stock of Aimco.

        Recently proposed legislation would modify the tax treatment of capital gain dividends distributed by REITs to foreign stockholders. See "Taxation of Stockholders—Taxation of Foreign Stockholders—Capital Gain Dividends." The proposed legislation would treat capital gain dividends received by a foreign stockholder in the same manner as ordinary income dividends, provided that (1) the capital gain dividends are received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the foreign stockholder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividends are received. The proposed legislation would apply to taxable years beginning after the date of enactment.

        In addition, recent revenue proposals, if enacted, would amend Section 163(j) of the Internal Revenue Code to limit the ability of a TRS to deduct interest paid to its parent REIT in excess the limitations currently in effect.

        The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, the proposal described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the Federal laws and interpretations thereof could adversely affect an investment in Aimco or the Aimco Operating Partnership.

State, Local and Foreign Taxes

        The Aimco Operating Partnership and its partners and Aimco and its stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that the Aimco Operating Partnership owns properties located in a number of states and local jurisdictions, and the Aimco Operating Partnership may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of the Aimco Operating Partnership and its partners and Aimco and its stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the application and effect of state, local and foreign tax laws on an investment in the Aimco Operating Partnership or Aimco.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. The Securities Exchange Act of 1934 filing number for Aimco is 1-13232 and for the Aimco Operating Partnership is 0-24497.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

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  Apartment Investment and Management Company's Annual Report on Form 10-K for the year ended December 31, 2003;

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  Apartment Investment and Management Company's Proxy Statement for the 2004 Annual Meeting of Stockholders of Aimco;

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  Apartment Investment and Management Company's Current Reports on Form 8-K, dated December 30, 2003 (filed January 5, 2004); December 30, 2003 (filed January 6, 2004); February 24, 2004 (filed February 25, 2004); and March 17, 2004 (filed March 19, 2004);

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  the description of Apartment Investment and Management Company's capital stock contained in its Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or reports filed for the purpose of updating such description; and

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  AIMCO Properties, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2003.

        You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

Corporate Secretary
Apartment Investment and Management Company
4582 South Ulster Street Parkway
Suite 1100
Denver, Colorado 80237
(303) 757-8101

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. The selling stockholders named herein are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

        Certain tax matters will be passed upon for Aimco by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the securities offered hereby will be passed upon for Aimco by Piper Rudnick LLP, Baltimore, Maryland and for the Aimco Operating Partnership by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited Aimco's consolidated financial statements and schedule included in its Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent auditors, have audited Aimco Operating Partnership's consolidated financial statements and schedule included in its Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions

        The estimated expenses, other than underwriting discounts and commissions, in connection with the offering of the securities, are as follows:

Registration Fee—Securities and Exchange Commission	$126,700
Printing and Engraving Expenses	25,000
Legal Fees and Expenses (other than Blue Sky)	50,000
Accounting Fees and Expenses	25,000
Blue Sky Fees and Expenses (including fees of counsel)	0
Trustee's and registrar's fees and expenses	5,000
Miscellaneous	10,000
TOTAL	$241,700

Item 15. Indemnification of Directors and Officers

Aimco

        Aimco's charter limits the liability of Aimco's directors and officers to Aimco and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Aimco or its stockholders to obtain other relief, such as an injunction or rescission.

        Aimco's charter and bylaws require Aimco to indemnify its directors and officers and permits Aimco to indemnify certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

        Aimco has entered into agreements with certain of its officers, pursuant to which Aimco has agreed to indemnify such officers to the fullest extent permitted by applicable law.

The Aimco Operating Partnership

        The agreement of limited partnership of the Aimco Operating Partnership also provides for indemnification of Aimco, or any director or officer of Aimco, in its capacity as the previous general partner of the Aimco Operating Partnership, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Aimco Operating Partnership.

Other

        Section 11.6 of the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (the "1997 Plan"), Section 2.8 of the Amended and Restated Apartment Investment and Management Company Non-Qualified Employee Stock Option Plan (the "Non-Qualified Plan"), Section 2.8 of the Apartment Investment and Management Company 1996 Stock Award and Incentive Plan (the "1996 Plan"), and Section 6.7 of the 1994 Stock Option Plan of Apartment Investment and Management Company (the "1994 Plan") specifically provide that, to the fullest extent permitted by law, each of the members of the Board of Directors of Aimco, the Compensation Committee of the Board of Directors and each of the directors, officers and employees of Aimco, any Aimco subsidiary, the Aimco Operating Partnership and any subsidiary of the Aimco Operating Partnership shall be held harmless and indemnified by Aimco for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the 1997 Plan, the Non-Qualified Plan, the 1996 Plan or the 1994 Plan, as the case may be, so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

Item 16. Exhibits

*1.1	Form of Underwriting Agreement for Debt Securities of Apartment Investment and Management Company.
*1.2	Form of Underwriting Agreement for Preferred Stock of Apartment Investment and Management Company.
*1.3	Form of Underwriting Agreement for Equity Stock of Apartment Investment and Management Company.
*1.4	Form of Underwriting Agreement for Class A Common Stock of Apartment Investment and Management Company.
*1.5	Form of Underwriting Agreement for Warrants to purchase Securities of Apartment Investment and Management Company.
*1.6	Form of Underwriting Agreement for Debt Securities of AIMCO Properties, L.P.
4.1	Form of Senior Debt Securities Indenture for Apartment Investment and Management Company (including form of Note) (Exhibit 4.1 to AIMCO's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.2	Form of Senior Subordinated Debt Securities Indenture for Apartment Investment and Management Company (including form of Note) (Exhibit 4.2 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.3	Form of Subordinated Debt Securities Indenture for Apartment Investment and Management Company (including form of Note) (Exhibit 4.3 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).

4.4	Form of Senior Debt Securities Indenture for AIMCO Properties, L.P. (including form of Note) (Exhibit 4.4 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.5	Form of Senior Subordinated Debt Securities Indenture for AIMCO Properties, L.P. (including form of Note) (Exhibit 4.5 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.6	Form of Subordinated Debt Securities Indenture for AIMCO Properties, L.P. (including form of Note) (Exhibit 4.6 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.7	Form of Warrant Agreement (including form of Warrant Certificate) for Apartment Investment and Management Company (Exhibit 4.7 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
*4.8	Form of Preferred Stock Certificate for Apartment Investment and Management Company.
*4.9	Form of Equity Stock Certificate for Apartment Investment and Management Company.
4.10	Specimen certificate for Class A Common Stock of Apartment Investment and Management Company.
5.1	Opinion of Piper Rudnick LLP regarding the validity of the securities of Apartment Investment and Management Company offered hereby.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities of AIMCO Properties, L.P. offered hereby.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.
12.1	Computation of ratio of earnings to fixed charges and computation of ratio of earnings to combined fixed charges and preferred stock dividends.
23.1	Consent of Ernst & Young LLP, Denver, Colorado, dated March 22, 2004.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinions filed as Exhibit 5.2 and Exhibit 8.1).
23.3	Consent of Piper Rudnick LLP (included in opinion filed as Exhibit 5.1).
24.1	Power of Attorney for Apartment Investment and Management Company (included on the signature page of this Registration Statement).
24.2	Power of Attorney for AIMCO Properties, L.P. (included on the signature page of this Registration Statement).
25.1	Statement of Eligibility and Qualification of Trustee under the Senior Debt Securities Indenture for Apartment Investment and Management Company (Exhibit 25.1 to Aimco's Registration Statement on Form S-3 (No. 333-61409), is incorporated herein by reference).
25.2	Statement of Eligibility and Qualification of Trustee under the Senior Subordinated Debt Securities Indenture for Apartment Investment and Management Company (Exhibit 25.2 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
25.3	Statement of Eligibility and Qualification of Trustee under the Subordinated Debt Securities Indenture for Apartment Investment and Management Company (Exhibit 25.3 to Aimco's Registration Statement on Form S-3 (No. 333-61409), is incorporated herein by reference).

25.4	Statement of Eligibility and Qualification of Trustee under the Senior Debt Securities Indenture for AIMCO Properties, L.P. (Exhibit 25.4 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
25.5	Statement of Eligibility and Qualification of Trustee under the Senior Subordinated Debt Securities Indenture for AIMCO Properties, L.P. (Exhibit 25.5 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
25.6	Statement of Eligibility and Qualification of Trustee under the Subordinated Debt Securities Indenture for AIMCO Properties, L.P. (Exhibit 25.6 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).

*
To be filed by amendment or incorporated by reference prior to the offering of securities.

Item 17. Undertakings

          (a)   The undersigned registrants hereby undertake:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by either registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)   The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Apartment Investment and Management Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of March, 2004.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
By:	/s/ PAUL J. MCAULIFFE Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below authorizes Terry Considine, Peter K. Kompaniez and Paul J. McAuliffe, and each of them, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and reconstitution, for him and in his name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Apartment Investment and Management Company, and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TERRY CONSIDINE Terry Considine	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 26, 2004
/s/ PETER K. KOMPANIEZ Peter K. Kompaniez	Vice Chairman, President and Director	March 26, 2004
/s/ PAUL J. MCAULIFFE Paul J. McAuliffe	Executive Vice President and Chief Financial Officer	March 26, 2004
/s/ THOMAS M. HERZOG Thomas M. Herzog	Senior Vice President and Chief Accounting Officer	March 26, 2004
/s/ JAMES N. BAILEY James N. Bailey	Director	March 26, 2004
/s/ RICHARD S. ELLWOOD Richard S. Ellwood	Director	March 26, 2004
/s/ J. LANDIS MARTIN J. Landis Martin	Director	March 26, 2004
/s/ THOMAS L. RHODES Thomas L. Rhodes	Director	March 26, 2004

S-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, AIMCO Properties, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of March 2004.

AIMCO PROPERTIES, L.P.
By:	AIMCO-GP, INC. its General Partner
By:	/s/ PAUL J. MCAULIFFE Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below authorizes Terry Considine, Peter K. Kompaniez and Paul J. McAuliffe, and each of them, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and reconstitution, for him and in his name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Apartment Investment and Management Company, and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TERRY CONSIDINE Terry Considine	Chairman and Chief Executive Officer of the General Partner	March 26, 2004
/s/ PETER K. KOMPANIEZ Peter K. Kompaniez	Vice Chairman and President of the General Partner	March 26, 2004
/s/ PAUL J. MCAULIFFE Paul J. McAuliffe	Executive Vice President and Chief Financial Officer of the General Partner	March 26, 2004
/s/ THOMAS M. HERZOG Thomas M. Herzog	Senior Vice President and Chief Accounting Officer of the General Partner	March 26, 2004

S-2

EXHIBIT INDEX

Exhibit Number	Description
*1.1	Form of Underwriting Agreement for Debt Securities of Apartment Investment and Management Company.
*1.2	Form of Underwriting Agreement for Preferred Stock of Apartment Investment and Management Company.
*1.3	Form of Underwriting Agreement for Equity Stock of Apartment Investment and Management Company.
*1.4	Form of Underwriting Agreement for Class A Common Stock of Apartment Investment and Management Company.
*1.5	Form of Underwriting Agreement for Warrants to purchase Securities of Apartment Investment and Management Company.
*1.6	Form of Underwriting Agreement for Debt Securities of AIMCO Properties, L.P.
4.1	Form of Senior Debt Securities Indenture for Apartment Investment and Management Company (including form of Note) (Exhibit 4.1 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.2	Form of Senior Subordinated Debt Securities Indenture for Apartment Investment and Management Company (including form of Note) (Exhibit 4.2 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.3	Form of Subordinated Debt Securities Indenture for Apartment Investment and Management Company (including form of Note) (Exhibit 4.3 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.4	Form of Senior Debt Securities Indenture for AIMCO Properties, L.P. (including form of Note) (Exhibit 4.4 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.5	Form of Senior Subordinated Debt Securities Indenture for AIMCO Properties, L.P. (including form of Note) (Exhibit 4.5 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.6	Form of Subordinated Debt Securities Indenture for AIMCO Properties, L.P. (including form of Note) (Exhibit 4.6 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
4.7	Form of Warrant Agreement (including form of Warrant Certificate) for Apartment Investment and Management Company (Exhibit 4.7 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
*4.8	Form of Preferred Stock Certificate for Apartment Investment and Management Company.
*4.9	Form of Equity Stock Certificate for Apartment Investment and Management Company.
4.10	Specimen certificate for Class A Common Stock of Apartment Investment and Management Company.
5.1	Opinion of Piper Rudnick LLP regarding the validity of the securities of Apartment Investment and Management Company offered hereby.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities of AIMCO Properties, L.P. offered hereby.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.
12.1	Computation of ratio of earnings to fixed charges and computation of ratio of earnings to combined fixed charges and preferred stock dividends.
23.1	Consent of Ernst & Young LLP, Denver, Colorado, dated March 22, 2004.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinions filed as Exhibit 5.2 and Exhibit 8.1).
23.3	Consent of Piper Rudnick LLP (included in opinion filed as Exhibit 5.1).
24.1	Power of Attorney for Apartment Investment and Management Company (included on the signature page of this Registration Statement).

24.2	Power of Attorney for AIMCO Properties, L.P. (included on the signature page of this Registration Statement).
25.1	Statement of Eligibility and Qualification of Trustee under the Senior Debt Securities Indenture for Apartment Investment and Management Company (Exhibit 25.1 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
25.2	Statement of Eligibility and Qualification of Trustee under the Senior Subordinated Debt Securities Indenture for Apartment Investment and Management Company (Exhibit 25.2 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
25.3	Statement of Eligibility and Qualification of Trustee under the Subordinated Debt Securities Indenture for Apartment Investment and Management Company (Exhibit 25.3 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
25.4	Statement of Eligibility and Qualification of Trustee under the Senior Debt Securities Indenture for AIMCO Properties, L.P. (Exhibit 25.4 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
25.5	Statement of Eligibility and Qualification of Trustee under the Senior Subordinated Debt Securities Indenture for AIMCO Properties, L.P. (Exhibit 25.5 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).
25.6	Statement of Eligibility and Qualification of Trustee under the Subordinated Debt Securities Indenture for AIMCO Properties, L.P. (Exhibit 25.6 to Aimco's Registration Statement on Form S-3 (No. 333-61409) is incorporated herein by reference).

*
To be filed by amendment or incorporated by reference prior to the offering of securities.

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TABLE OF CONTENTS
AIMCO AND THE AIMCO OPERATING PARTNERSHIP
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF AIMCO DEBT SECURITIES
DESCRIPTION OF AIMCO OPERATING PARTNERSHIP DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF EQUITY STOCK
DESCRIPTION OF CLASS A COMMON STOCK
PROVISIONS OF MARYLAND LAW APPLICABLE TO PREFERRED STOCK, EQUITY STOCK AND CLASS A COMMON STOCK
DESCRIPTION OF OUTSTANDING CLASSES OF PREFERRED STOCK
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
CERTAIN FEDERAL INCOME TAXATION CONSIDERATIONS
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX